Exhibit 4.1

SENIOR NOTES INDENTURE

Dated as of September 26, 2025

among

BKV UPSTREAM MIDSTREAM, LLC

as Issuer

EACH OF THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

7.500% SENIOR NOTES DUE 2030

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of September 26, 2025, among BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors (as defined herein) and U.S. Bank Trust Company, National Association, a national banking association, as trustee.

The Issuer, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.500% Senior Notes due 2030 (the “Notes”):

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and representing the Notes initially sold in reliance on Rule 144A.

“Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

“Acquired Debt” means, with respect to any specified Person:

(1)            Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that any Indebtedness of such acquired Person that is redeemed, defeased, discharged, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges, consolidates or amalgamates with or into such Person shall not be considered Acquired Debt; and

(2)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that the amount of any such Indebtedness incurred pursuant to this clause (2) shall be the lesser of the aggregate principal amount of such Indebtedness and the Fair Market Value of the assets encumbered by such Liens.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Adjusted Consolidated Net Tangible Assets” means, as of any date of determination, without duplication:

(a)            the sum of:

(i)            the discounted future net revenues from Proved Reserves of the Issuer and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any provincial, territorial, state, federal or foreign income taxes) as estimated by the Issuer in a reserve report prepared as of the end of the Issuer’s most recently completed fiscal year (or, if such date of determination is within 60 days after the end of such most recently completed fiscal year and no reserve report as of the end of such fiscal year has at the time been prepared or audited by independent petroleum engineers, the second preceding fiscal year), or at the Issuer’s option, the Issuer’s most recently completed fiscal quarter for which financial statements are available, in each case, which reserve report is prepared or audited by independent petroleum engineers as to Proved Reserves accounting for at least 80% of all such discounted future net reserves and by the Issuer’s petroleum engineers with respect to any other Proved Reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)            estimated Proved Reserves of the Issuer and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, as applicable, and not reflected in the reserve report; and

(B)            estimated Proved Reserves of the Issuer and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report, as applicable, and not reflected in the reserve report due to exploration, development or exploitation, production or other activities that would, in accordance with standard industry practice, cause such revisions;

and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C)            estimated Proved Reserves of the Issuer and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and

(D)            reductions in estimated Proved Reserves of the Issuer and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since such year-end or quarter-end, as applicable, due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such year-end or quarterly reserve report, as applicable) and estimated by the Issuer’s petroleum engineers or any independent petroleum engineers engaged by the Issuer for such purpose;

(ii)           the capitalized costs that are attributable to Oil and Gas Properties of the Issuer and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Issuer’s books and records as of a date no earlier than the last day of the Issuer’s most recent quarterly or annual period for which internal financial statements are available;

(iii)          the Consolidated Net Working Capital of the Issuer and its Restricted Subsidiaries as of a date no earlier than the last day of the Issuer’s most recent quarterly or annual period for which internal financial statements are available; and

(iv)          the greater of:

(A)           the net book value; and

(B)            the Fair Market Value;

in each case, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Issuer and its Restricted Subsidiaries as of a date no earlier than the last day of the Issuer’s most recent quarterly or annual period for which internal financial statements are available; provided that the Issuer will not be required to obtain an appraisal for any such assets, minus, to the extent not otherwise taken into account in the immediately preceding clause (a)(i),

(b)           the sum of:

(i)            minority interests;

(ii)           any net gas balancing liabilities of the Issuer and its Restricted Subsidiaries as of the last day of the Issuer’s most recent annual or quarterly period for which internal financial statements are available;

(iii)          to the extent included in clause (a)(i)(A) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in the Issuer’s year-end or quarterly reserve report, as applicable), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Issuer and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(iv)          the discounted future net revenues, calculated on a pre-tax basis in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (a)(i)(A) above, would be necessary to fully satisfy the payment obligations of the Issuer and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

Notwithstanding anything to the contrary in this definition, the Issuer may, at its option, calculate Adjusted Consolidated Net Tangible Assets using Strip Prices included in the Issuer’s most recent year-end or quarterly reserve report, as applicable in lieu of commodity pricing based on SEC guidelines (or any other calculation or adjustment in the foregoing paragraphs (a) and (b) of this definition that is based on SEC guidelines).

If the Issuer changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Issuer were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)            1.0% of the principal amount of the Note; or

(2)            the excess, if any, of:

(a)            the present value at such redemption date of (i) the redemption price of the Note at October 15, 2027 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through October 15, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b)            the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(1)            the sale, lease, conveyance or other disposition of any assets or rights by the Issuer or any of the Issuer’s Restricted Subsidiaries (other than an operating lease entered into in the ordinary course of business); provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole will be governed by Section 4.15 or by Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2)            the issuance of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any of the Issuer’s Restricted Subsidiaries of Equity Interests in any of the Issuer’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)            any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $50.0 million;

(2)            a disposition of assets between or among the Issuer and its Restricted Subsidiaries;

(3)            an issuance of Equity Interests by a Restricted Subsidiary of the Issuer (a) to the Issuer or to a Restricted Subsidiary of the Issuer or (b) constituting Preferred Stock or Disqualified Stock of such Restricted Subsidiary issued in compliance with Section 4.09 hereof;

(4)            the sale, lease or other disposition of (a) products, goods, services, inventory, accounts receivable, or notes receivable, including by discounting and the conversion of accounts receivable into notes receivable, in each case, in the ordinary course of business, (b) damaged, worn-out, surplus or obsolete assets in the ordinary course of business (including the lapse, abandonment or other disposition of intellectual property), and any asset that is being replaced by an asset of comparable value or utility or that is, in the reasonable judgment of the Issuer, no longer economically practicable or commercially reasonable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as whole, (c) improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and (d) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Issuer and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(5)            licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries of software, intellectual property or general intangibles, including seismic data and interpretations thereof, in the ordinary course of business;

(6)            any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(7)            dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(8)            foreclosures, condemnation, expropriation or any similar action with respect to any property or other assets or the granting of Liens not prohibited by Section 4.12 hereof and dispositions in connection with Permitted Liens;

(9)            the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(10)          a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(11)          sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(12)          any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13)          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements and the transfer of assets as part of the consideration for Investment in a joint venture so long as the Fair Market Value of such assets is counted against the amount of Investments permitted under Section 4.07 hereof;

(14)          any Asset Swap or any ordinary course of business swap of assets or lease, assignment or sublease of any real or personal property in exchange for services related to capital expenditures (including with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the Issuer;

(15)          dispositions (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves;

(16)          the unwinding of any Hedging Obligations;

(17)          the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease or other disposition of Oil and Gas Properties with no associated Proved Reserves owned or held by the Issuer or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(18)         any Production Payment and Reserve Sales; provided that any such Production Payment and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary of the Issuer, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or other trade or exchange of any Related Business Assets or a combination of Related Business Assets and cash and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and one or more other Persons; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Issuer or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Issuer or such Restricted Subsidiary, and provided, further, that any Net Cash Proceeds received must be applied in accordance with Section 4.10 hereof if then in effect.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, (i) a Person or group shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby and (ii) a Person or group will not be deemed to Beneficially Own the Voting Stock of a Person (the “Subject Person”) held by a parent of such Subject Person unless it owns more than 50% of the total voting power of the Voting Stock of such parent.

“Board of Directors” means:

(1)            with respect to a corporation that has a board of directors, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a partnership, the board of directors or similar governing body of the general partner of the partnership;

(3)            with respect to a limited liability company not managed by a board of directors or managers, the managing member or members or any controlling committee of managing members or board of managers thereof; and

(4)            with respect to any other Person, the board or committee of such Person or any managing entity of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or another authorized Officer of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base Credit Facility, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Issuer and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the applicable credit parties; provided that the Borrowing Base under such Credit Facility is determined on a basis substantially consistent with customary terms for oil and gas secured reserve based loan transactions and has a lender group that includes one or more commercial financial institutions that (i) are regulated by the U.S. Office of the Comptroller of the Currency (to the extent in existence or otherwise applicable) and (ii) which engage in oil and gas reserve based lending in the ordinary course of their respective businesses.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease or financing lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means any of the following:

(1)            United States dollars;

(2)            Government Securities having maturities of not more than two years from the date of acquisition;

(3)            certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating no lower than A-2 or P-2 (or equivalent) by S&P or Moody’s, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(4)            repurchase obligations for underlying securities of the types described in clauses (2) and (3) above or clauses (6) and (7) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper and variable or fixed rate notes having a rating no lower than A-2 or P-2 (or equivalent) from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and, in each case, maturing within 24 months after the date of creation thereof;

(6)            marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 (or equivalent ) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(7)            readily marketable direct obligations issued or fully guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof; provided that each such readily marketable direct obligation shall have an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of two years or less from the date of acquisition;

(8)            Investments with average maturities of 18 months or less from the date of acquisition in money market funds rated AAA- (or equivalent) or better by S&P or Aaa3 (or equivalent) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer); and

(9)            investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (8) above.

“Cash Management Services” means (a) commercial and corporate credit cards, merchant card services, stored value cards, purchase or debit cards, including non-card e-payables services, (b) treasury management services and cash management agreements (including depository transactions, controlled disbursement, overdraft, automated clearing house fund transfer services, electronic funds transfers, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including for collections and for operating, payroll and trust accounts.

“CCUS Business” means (a) any business or activity related to the acquisition or transfer of carbon offset credits, generation of emissions performance credits or any business or activity related to the abatement, capture or sequestration of greenhouse gas emissions generated from drilling, completion, production, gathering, transportation, treating, processing, storage or transportation of oil, gas and other Hydrocarbons and (b) any activity that is related to, arises from, ancillary to or necessary, appropriate or incidental for or to the activities described in clause (a) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation, including any merger, amalgamation or consolidation solely for the purpose of reorganizing the Issuer in another jurisdiction to realize tax or other benefits which transaction otherwise complies with this Indenture), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Company or the Issuer, as applicable, and its Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any of the Qualifying Owners;

(2)            the adoption of a plan relating to the liquidation or dissolution of the Issuer or the Parent Company; or

(3)            the consummation of any transaction (including any merger, amalgamation or consolidation), the result of which is that any Person (including any “person” as defined above), other than any of the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or the Parent Company, unless the Qualifying Owners have the right (pursuant to contract, proxy or otherwise), directly or indirectly to designate or appoint a majority of the directors of the Issuer.

Notwithstanding the preceding or any provision of Section 13(d)(3) of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors of such parent entity.

Notwithstanding the preceding, (a) a transaction will not be deemed to involve a Change of Control if (i) the Issuer or the Parent Company becomes a direct or indirect wholly owned Subsidiary of a holding or operating company (a “Parent Entity”) and (ii) immediately following that transaction no Person (other than a Parent Entity satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Parent Entity (or its general partner, if applicable), and (b) (i) a conversion of the Issuer or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or (ii) an exchange of all the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity each shall not constitute a Change of Control, so long as immediately following such conversion or exchange or transaction no “person” Beneficially Owns more than 50% of the Voting Stock of such entity (or its general partner, if applicable). Additionally, no Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

“Clearstream” means Clearstream Banking, S.A., as operator of the Clearstream system.

“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)            provision for taxes based on income, losses, profits or capital (including federal, state, franchise, excise, property, margin and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations)) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)            the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus items excluded from the definition of Fixed Charges pursuant to sub-clauses (i) through (v) of clause (1) of the definition thereof; plus

(3)            depreciation, depletion, amortization (including amortization of deferred financing fees, debt issuance costs, and commissions, fees and expenses, amortization of intangibles and capitalized software expenditures and amortization of unrecognized prior service costs and actuarial gains and losses to pensions and other post-employment benefits of such Person and its Restricted Subsidiaries, but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)            oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period of such Person and its Restricted Subsidiaries, to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

(5)            restructuring costs, charges and reserves to the extent that such costs, charges or reserves were deducted in computing such Consolidated Net Income; plus

(6)            the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof; plus

(7)            any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management, employee benefit plan or agreement, any pension plan or any stock subscription or stockholders agreement, and any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by management, in each case, to the extent such charges, costs, expenses, accruals or reserves are funded with net cash proceeds contributed to such Person as a capital contribution or as a result of the sale or issuance of Equity Interests (other than Disqualified Stock) of such Person to the extent that such costs or expenses were deducted in computing such Consolidated Net Income; minus

(8)            non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and non-cash items that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period; and minus

(9)            to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP, in each case, as determined on a consolidated basis for such Person and its Restricted Subsidiaries. For purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated EBITDAX of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Leverage Ratio” means, with respect to any specified Person, as of any date of determination, the ratio of (a) the Indebtedness under clauses (1) and (4) of the definition thereof of such Person and its Restricted Subsidiaries as of such date of determination, less the amount of cash and Cash Equivalents held by such Person and its Restricted Subsidiaries as of such date, to (b) Consolidated EBITDAX of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio and as determined in good faith by such Person.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

(1)            all extraordinary, non-recurring or unusual gains or losses (including integration and plants or facilities opening or closure/consolidation costs, business optimization expenses including relating to cost savings initiatives, restructuring charges, accruals and reserves, reorganization costs and expenses and recruitment/retention bonuses and costs), all gains or losses realized in connection with the disposition of securities or the early extinguishment of Indebtedness (including prepayment premiums or penalty relating thereto) and all gains or losses realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated subsidiaries which is not sold or otherwise disposed of in the ordinary course of business, any gain or loss upon the sale or other disposition of any Capital Stock or any Person or any income or loss from discontinued operations (provided that any exclusion for the discontinuance of discontinued operations held for sale shall be at the option of such Person pending the consummation of such sale), in each case, together with any related provision for taxes on any such gain or loss, will be excluded;

(2)            the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash or Cash Equivalents to the specified Person or a Restricted Subsidiary of the Person;

(3)            the net income (but not loss) of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members; provided, that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(4)            the cumulative effect of a change in accounting principles will be excluded;

(5)            any costs, fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, asset disposition, spin-off transaction, issuance or repayment of Indebtedness, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the date of this Indenture and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805—Business Combinations and gains or losses associated with FASB Accounting Standards Codification Topic 460—Guarantees), including any amendment or other modification of the Notes, the Credit Agreement or other Indebtedness, will be excluded;

(6)            the effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such person’s consolidated financial statements pursuant to GAAP attributable to the application of recapitalization or purchase accounting, as the case may be, in relation to any consummated acquisition, joint venture or similar Investment permitted under this Indenture consummated prior to or after the date of this Indenture or the amortization or write-off or write-down of any amounts thereof, net of taxes, will be excluded;

(7)            any non-cash equity or phantom equity-based or non-cash compensation charge or expense, including any such charge or expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation or Accounting Standards Codification Topic No. 505-50, Equity-Based Payments to Non-Employees or arising from grants of stock appreciation rights, equity incentive programs or similar rights, stock options, restricted stock or other rights, will be excluded;

(8)            costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and other costs and expenses attributable to such Person or the Parent Entity thereof being a Public Company will be excluded;

(9)            income or expense related to changes in the fair value of contingent liability in connection with earn-out obligations and similar liabilities in connection with any acquisition or Investments permitted under this Indenture will be excluded;

(10)         any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed by a third party or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by a third party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture will be excluded;

(11)          without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such Person in respect of income taxes for such period in accordance with Section 4.07(b)(xiii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(12)          unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815, Derivatives and Hedging, will be excluded; and

(13)          any asset impairment charges, write-offs or write-downs (including relating to intangible assets and Oil and Gas Properties) under GAAP or SEC guidelines will be excluded.

“Consolidated Net Working Capital” of any Person as of any date of determination means the amount (shown on the balance sheet of such Person and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) by which (a) all current assets of such Person and its Restricted Subsidiaries other than current assets from Oil and Gas Hedging Contracts, exceeds (b) all current liabilities of such Person and its Restricted Subsidiaries, other than (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of such Person prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof (except with respect to payments on the Notes and any exchange, transfer or surrender of the Notes, in which case this address will be U.S. Bank National Association, 111 Fillmore Avenue, 2nd Floor, St. Paul, Minnesota 55107, Attention: Global Corporate Trust Services), or such other address as to which the Trustee may give notice to the Issuer.

“Credit Agreement” means that certain revolving credit agreement, dated as of June 11, 2024, by and among the Parent Company, as guarantor, the Issuer, as borrower, Citibank, N.A., as administrative agent, and the financial institutions party thereto, including any related notes, mortgages, letters of credit, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time (in each case, including a definition of Borrowing Base), including by or pursuant to any agreement or instrument that extends the maturity of any Indebtedness thereunder, or increases the amount of available borrowings thereunder or adds Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Credit Facility” means one or more debt facilities (including the Credit Agreement), credit facilities, indentures or commercial paper facilities, secured or unsecured capital market financings or other debt issuances, in each case, with banks or other institutional lenders, institutional investors or credit providers providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings or debt issuances, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time, with the same or different lenders or agents.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 4.10 hereof.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock (other than solely for Qualified Equity Interests), in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, that if such Equity Interests are issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of the Parent Company, the Issuer or its Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Parent Company, the Issuer or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations, or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided, further, that any Equity Interests held by any future, current or former employee, director, officer, member of management or consultant of the Parent Company, the Issuer, or any of its Restricted Subsidiaries, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Company, the Issuer or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a public sale or issuance by the Issuer of Equity Interests of the Issuer (other than Disqualified Stock and other than to a Subsidiary of the Issuer) made for cash on a primary basis to the Issuer, or any cash contribution to the equity capital of the Issuer.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer in the case of amounts of $25.0 million or more and otherwise by an Officer of the Issuer (unless otherwise provided in this Indenture).

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers the ownership interest in an Oil and Gas Property to another.

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the specified Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an Officer’s Certificate signed by a responsible financial or accounting officer of such Person that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the officer executing such Officer’s Certificate at the time of such execution and the factual basis on which such good faith belief is based.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)            Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, amalgamations or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)            the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only upon consummation of the disposition;

(3)            the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date and only upon consummation of the disposition;

(4)            any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)            any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)            if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)            the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest, amortization of deferred financing costs, debt discounts or premiums, debt issuance costs, commissions, fees and expenses, in each case attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and any annual agency fees on the Credit Agreement and any fees and expenses associated with any Asset Sales, acquisitions, Investments, equity issuances or debt issuances, (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, (iv) any prepayment premium or penalty and (v) breakage costs in respect of Hedging Obligations related to interest rates, but including (A) non-cash interest payments, (B) the interest component of all payments associated with Capital Lease Obligations and (C) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates and any cash interest income received; plus

(2)            the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)            any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)            all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Disqualified Stock or Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time; provided that the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(i), 2.06(d)(ii) and 2.06(d)(iii) hereof.

“Government Securities” means obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support thereof).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity properly exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means the Parent Company and any Subsidiary of the Issuer that Guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements and that is not for speculative purposes;

(2)            other agreements or arrangements designed to manage interest rates, currencies or commodities or interest rate risk, currency risk or commodity risk; and

(3)            Oil and Gas Hedging Contracts.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means all right, title, interest and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and other minerals or products created, recovered or produced in association therewith or refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that is not a Material Subsidiary.

“Indebtedness” means, with respect to any specified Person, any obligation of such Person (excluding accrued expenses and trade payables or similar obligations to trade creditors), whether or not contingent (without duplication):

(1)            in respect of borrowed money;

(2)            evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or reimbursement obligations in respect of letters of credit;

(3)            in respect of bankers’ acceptances;

(4)            representing Capital Lease Obligations;

(5)            representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed (except (i) any obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor and (ii) any earn-out obligation, including deferred or other contingent purchase price obligations (including deferred performance incentives)); or

(6)            representing the net amount (after giving effect to any netting requirements) of any Hedging Obligations that such Person would be required to pay if the applicable agreement were terminated at such time, if and to the extent any of the preceding items (other than Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others of the type specified in clauses (1) to (6) above secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that, to the extent recourse is limited to such property, the amount of such Indebtedness shall be an amount equal to the lesser of the amount of such Indebtedness and the Fair Market Value of the encumbered property, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of the type specified in clauses (1) to (6) above of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment and endorsement of negotiable instruments for collection in the ordinary course of business). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)            such Indebtedness is the obligation of a Joint Venture;

(2)            such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3)            there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)            the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)            if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1)            purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations;

(2)            except to the extent expressly set forth in clause (y) of the first paragraph of this definition of “Indebtedness,” Production Payment and Reserve Sales;

(3)            in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business;

(4)            intercompany liabilities in connection with cash management, tax and accounting operations of such Person and its Restricted Subsidiaries;

(5)            any indebtedness that has been defeased in accordance with GAAP or defeased or discharged pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(6)            any obligation of such Person in respect of a Farm-In Agreement, Farm-Out Agreement, joint development arrangement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; and

(7)            any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

Notwithstanding anything to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, FASB ASC 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Citigroup Global Markets Inc., Barclays Capital Inc., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Citizens JMP Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., CIBC World Markets Corp., Standard Chartered Bank, RBC Capital Markets, LLC, TCBI Securities, Inc., doing business as Texas Capital Securities, and FHN Financial Securities Corp.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent investment grade credit rating from any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances to customers and commission, travel and similar advances to directors, officers, employees, members of management and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, issued by any other Person (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If such Person or any Restricted Subsidiary of such Person sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of such Person such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of such Person, such Person will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of such Person’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(e) hereof. The acquisition by such Person or any Restricted Subsidiary of such Person of a Person that holds an Investment in a third Person will be deemed to be an Investment by such Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(e) hereof. The amount of an Investment will be the original cost of such Investment reduced by any subsequent dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by such Person or a Restricted Subsidiary in respect of such Investment.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Joint Venture” means a partnership or joint venture that is not a Restricted Subsidiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary (a) whose Total Assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recently completed fiscal quarter for which financial statements were required to be delivered in accordance with Section 4.03 hereof were equal to or greater than 5.00% of the Total Assets of the Issuer and the Restricted Subsidiaries on a consolidated basis at such date or (b) whose revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during the most recently completed four fiscal quarters for which financial statements were required to be delivered in accordance with Section 4.03 hereof were equal to or greater than five percent (5.00%) of the consolidated revenues of the Issuer and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Cash Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents actually received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents actually received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10 hereof), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, any relocation expenses incurred as a result of the Asset Sale, any dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Issuer or any Restricted Subsidiary or otherwise estimated in good faith by the Issuer, other fees and expenses, including title and recordation expenses, survey costs, title insurance premiums, the Issuer’s good faith estimate of taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or otherwise, amounts required to be paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, as a result of such transaction, and including any deduction of appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, in each case, as determined reasonably and in good faith by an Officer of the Issuer, any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale (provided, that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Issuer or any of its Restricted Subsidiaries), and the amount of any liabilities (other than Indebtedness in respect of the Credit Agreement and the Notes) directly associated with such asset being sold and retained by the Issuer or any of its Restricted Subsidiaries.

“Non-Recourse Debt” means Indebtedness:

(1)            as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2)            as to which the lenders will not have any recourse to the Capital Stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under this Indenture and the Notes, as provided in Article 10 hereof.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated September 24, 2025, relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Executive Vice President or any Vice-President of such Person.

“Officer’s Certificate” means a certificate that meets the requirements of Section 12.04 hereof and is signed on behalf of the Issuer by one Officer of the Issuer (or its Managing Member, as applicable), who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer (or its Managing Member, as applicable) in the case of the Officer’s Certificate delivered pursuant to Section 4.04 hereof.

“Oil and Gas Business” means (i) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas, natural gas liquids, liquefied natural gas and other Hydrocarbon and mineral properties or products associated with any of the foregoing, (ii) the gathering, marketing, distributing, treating, processing, refining (but not crude oil refining), storage, selling and transporting of any production from such interests or properties and products associated with any of the foregoing and the marketing of such products obtained from unrelated Persons, (iii) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Issuer or its Restricted Subsidiaries, directly or indirectly, participate, (iv) any business relating to oilfield sales and services, (v) any water treatment business and (vi) any activity that is related to, arises from, ancillary to or necessary, appropriate or incidental for or to the activities described in clauses (i) through (v) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Issuer or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.04 hereof. Such counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Parent Company” means BKV Corporation, a Delaware corporation and the parent of the Issuer.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or Preferred Stock of any of its Restricted Subsidiaries that is not a Guarantor to the extent such Indebtedness, Disqualified Stock or Preferred Stock was Indebtedness, Disqualified Stock or Preferred Stock existing at the time (i) such Person became a Restricted Subsidiary of the Issuer (including designating an Unrestricted Subsidiary as a Restricted Subsidiary) or (ii) such Person was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries, as applicable, either

(1)            immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or such Person (if the Issuer is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or

(2)            immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Issuer or such Person (if the Issuer is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

“Permitted Business” means any business engaged in by the Issuer and its Restricted Subsidiaries on the date of this Indenture and any business reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Issuer and its Restricted Subsidiaries on the date of this Indenture (including any Oil and Gas Business), in each case, as determined in good faith by the Issuer.

“Permitted Business Investment” means any investment and/or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)            investments in ownership interests (including equity, joint venture or other ownership interests) in Hydrocarbons and minerals properties, processing facilities, gathering systems, transportation systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)            investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited but excluding master limited partnerships), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)            investments in direct or indirect ownership interests (including joint venture ownership interests) in drilling rigs and related equipment, including transportation equipment.

“Permitted Investments” means:

(1)            any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)            any Investment in Cash Equivalents;

(3)            any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)            such Person becomes a Restricted Subsidiary of the Issuer (including by designation of an Unrestricted Subsidiary as a Restricted Subsidiary); or

(b)            such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)            any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof, including pursuant to an Asset Swap;

(5)            any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or the Parent Company;

(6)            any Investment acquired by the Issuer or any of its Restricted Subsidiaries consisting of:

(a)            (i) accounts or notes receivable arising from the grant of trade credit by the Issuer and its Restricted Subsidiaries or the purchase of assets and services from the Issuer and its Restricted Subsidiaries, in each case, in the ordinary course of business, (ii) advances in the form of a prepayment of fees and expenses by the Issuer or a Restricted Subsidiary, so long as such expenses are being paid in accordance with customary trade terms of the Issuer and its Restricted Subsidiaries, and (iii) Investments received in satisfaction or partial satisfaction thereof from account debtors and other credits to suppliers in the ordinary course of business arising from the settlement of delinquent obligations;

(b)            Investments in stock, obligations or securities received in settlement of debts or as satisfaction or potential satisfaction of such debts, or from accounts receivable arising in the ordinary course of business, or as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Issuer or any of its Subsidiaries;

(c)            Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, litigation, arbitration or other disputes;

(d)            as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(e)            as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)            Investments represented by Hedging Obligations;

(8)            loans or advances to (or Guarantees of Indebtedness of) officers, directors, employees, members of management or consultants made in the ordinary course of business of the Issuer, any Restricted Subsidiary of the Issuer or the Parent Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9)            repurchases of the Notes;

(10)         any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof, performance guarantees and contingent obligations incurred in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12 hereof and guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(11)         any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(12)         Investments acquired after the date of this Indenture as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries, or all or substantially all of the properties or assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01 hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)         Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(14)         Investments resulting from pledges and deposits permitted hereunder pursuant to the definition of “Permitted Liens”;

(15)         guarantee obligations of the Issuer or any of its Restricted Subsidiaries in respect of the salary, bonus, severance, expense reimbursement and other benefits payable to, and indemnities provided on behalf of, employees or management of any of its Affiliates in the ordinary course of business, to the extent such obligations are attributable to the provision of services by such employees or management to the Issuer and its Restricted Subsidiaries;

(16)         Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice and any earnest money deposits in connection therewith;

(17)         any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(18)         guarantee obligations of the Issuer or any of its Restricted Subsidiaries in respect of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(19)         Permitted Business Investments;

(20)         Investments in joint ventures, a Person that is engaged in the Oil and Gas Business, a Person that is engaged in the CCUS Business or Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed the greater of (a) $115.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

(21)         other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed the greater of (a) $115.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.

For purposes of determining compliance with this definition, (x) an Investment need not be incurred solely by reference to one category of Permitted Investments described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that an Investment (or any portion thereof) meets the criteria of one or more of such categories of Permitted Investment, the Issuer will, in its sole discretion, classify or reclassify such Investment (or any portion thereof) in any manner than complies with this definition.

“Permitted Liens” means:

(1)            Liens on assets of the Issuer or any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that were permitted to be incurred pursuant to Section 4.09(b)(i) hereof;

(2)            Liens in favor of the Issuer or a Restricted Subsidiary;

(3)            Liens on property or shares of stock or other assets of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged with or into or amalgamated or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were not incurred in contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer or is merged with or into or amalgamated or consolidated with the Issuer or any Restricted Subsidiary of the Issuer;

(4)            Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were not incurred in contemplation of such acquisition;

(5)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(6)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties and securing obligations that are not overdue by more than 60 days (or, if more than 60 days overdue and no other action has been taken to enforce such Liens) or are being contested in good faith by appropriate actions;

(7)            Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(8)            deposits and other Liens securing (or securing the bonds or similar instruments securing) the performance of tenders, trade contracts, statutory obligations, surety, stay, customs, plugging and abandonment, performance and appeal bonds, completion and performance guarantees, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business and not securing Indebtedness for borrowed money, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(9)            any (i) zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property and (ii) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or assets of the Issuer or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property or assets for the purposes of which such property or assets is held by the Issuer or any Restricted Subsidiary;

(10)         royalties, overriding royalties, reversionary interests and similar burdens with respect to the Oil and Gas Properties owned by the Issuer or by a Restricted Subsidiary, if the net cumulative effect of such burdens does not operate to deprive the Issuer or such Restricted Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests); provided, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement;

(11)         preferential rights to purchase, and provisions requiring a third party’s consent prior to assignment and similar restraints on alienation, in each case, granted pursuant to agreements that are customary in the oil and gas industry and arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties; provided such right, requirement or restraint does not materially affect the value of such Oil and Gas Properties;

(12)         Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv) or Section 4.09(b)(xxi) hereof; provided that Liens to secure Indebtedness permitted by Section 4.09(b)(iv) hereof shall cover only the assets acquired with or financed by such Indebtedness; provided, further, that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty;

(13)         Liens existing on the date of this Indenture (other than Liens securing the Credit Agreement);

(14)         Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(15)         Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(16)         Liens on insurance policies and proceeds thereof, or other deposits, to secure liability to insurance carriers or insurance premium financings;

(17)         filing of Uniform Commercial Code (or equivalent statute) financing statements as a precautionary measure in connection with operating leases, consignments or accounts or purported Liens evidenced by such filings or similar public filings;

(18)            Liens (including the right of set-off and similar rights and remedies) (i) created in the ordinary course of business in favor of banks and other financial institutions over credit balances of, or attaching to, any bank accounts, commodity trading accounts or other brokerage accounts of the Issuer and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (iii) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(19)            Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or contained in an escrow account subject to customary escrow arrangements;

(20)            Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21)            Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to the Issuer or any Restricted Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Issuer’s or such Restricted Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which the Issuer’s or such Restricted Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, in each case, incurred in the ordinary course of business;

(22)            Liens (i) that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business and (ii) arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Indenture;

(23)            Liens in respect of Production Payment and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payment and Reserve Sales;

(24)            Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases or subleases, assignments, take or pay agreements that are customary in the Oil and Gas Business, Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, transportation, gathering, processing or exchange of oil and natural gas, unitization and pooling designations, declarations, orders and agreements, area of mutual interest agreements, overriding royalty agreements, preferential rights of purchase, marketing agreements, processing agreements, transportation and exchange agreements, net profits agreements, reversionary interests or other similar interests, joint interest billing arrangements, participation agreements, production sales contracts, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other licenses, sublicenses or agreements, which, in each case, are usual or customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(25)            Liens to secure performance of Hedging Obligations of the Issuer or any of its Restricted Subsidiaries not entered into for speculative purposes and Liens to secure obligations in respect of Cash Management Services;

(26)            any Lien (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or otherwise if the Lien is in favor of a creditor of such joint venture or similar arrangement and such creditor is not an Affiliate of any partner to such joint venture;

(27)            Liens on (i) cash or securities pledged to secure performance to the seller of any property or assets to be acquired in acquisitions permitted under this Indenture to be applied against the purchase price for such property or assets or representing cash earnest money deposited pursuant to the terms of an actual or anticipated agreement for any such potential acquisition or (ii) on property or assets arising from an agreement to dispose of such property or assets to the extent permitted by this Indenture;

(28)            Liens on Capital Stock or other securities of an Unrestricted Subsidiary;

(29)            Liens on pipelines or pipeline facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties;

(30)            ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(31)            (i) leases, licenses, bailments, consignments, subleases or sublicenses granted to others not interfering in any material respect with the business of the Issuer or any Restricted Subsidiary, (ii) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense entered into by the Issuer or any Restricted Subsidiary as permitted by this Indenture, and (iii) the rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, sublease, license, sublicense, franchise, grant or permit or to require periodic payments as a condition of the continuance thereof;

(32)            security that is not delinquent given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(33)            [reserved];

(34)            other Liens with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, the greater of (a) $115.0 million and (b) 5.0% of the Issuer’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence; and

(35)            any Lien securing any modification, renewal, extension, refinancing, refunding or replacement of Indebtedness permitted to be secured by a Lien pursuant to this definition other than clause (1) or clause (34); provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to any premium (including tender premiums and accrued and unpaid interest), defeasance costs, penalties or any other underwriting discounts, amount, fees, costs or expenses (including original issue discount, upfront fees or similar fees) paid or payable in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such modification, renewal, extension, refinancing, refunding or replacement are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness to the extent such interest is paid in kind.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries or any Disqualified Stock of the Issuer or any Restricted Subsidiary or any Preferred Stock of any Restricted Subsidiary that is not a Guarantor issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock or Preferred Stock as the case may be; provided that:

(1)              the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the amount of the Disqualified Stock or Preferred Stock extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock or Preferred Stock, as the case may be, and the amount of any premium (including tender premiums and accrued and unpaid interest)), defeasance costs, penalties or any other underwriting discounts, amount, fees, costs or expenses (including original issue discount, upfront fees or similar fees) paid or payable in connection therewith;

(2)              such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is (a) equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)              if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged (except with respect to interest rates, fees, floors, funding discounts and redemption or prepayment premiums); and

(4)              such Permitted Refinancing Indebtedness does not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that extends, renews, refunds, refinances, replaces, defeases or discharges Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor or (y) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that extends, renews, refunds, refinances, replaces, defeases or discharges Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payment and Reserve Sales” means the grant or transfer by the Issuer or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Issuer or any of its Restricted Subsidiaries.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Proved Reserves” means crude oil and natural gas reserves constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a nationally or an internationally recognized stock exchange, including without limitation the New York Stock Exchange or the NASDAQ.

“Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated August 7, 2025, among the Issuer, the Parent Company, and Bedrock Energy Partners, LLC.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualifying Owners” means each of (i) Banpu Public Company Limited, any Subsidiary thereof, any Affiliated holding companies directly or indirectly owned, controlled or managed by Banpu Public Company Limited or any other Person that is a Qualifying Owner or (ii) any stockholder, director or officer of any of the Persons described in clause (i) above.

“Rating Agency” means each of (1) Moody’s and S&P or (2) if Moody’s or S&P shall not make a rating on the Notes publicly available (for reasons outside of the control of the Issuer), a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for any or both of Moody’s and S&P, as the case may be, with respect to such rating of the Notes.

“Rating Decline” means the occurrence of a decrease in the rating of the Notes by one or more of the Rating Agencies (including gradations within the ratings categories, as well as between categories) within 60 days after the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control or (b) the occurrence of a Change of Control, (which 60-day period shall be extended for a Rating Agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by such Rating Agency); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) unless each such Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the request of the Issuer or the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Issuer or any of its Restricted Subsidiaries in exchange for assets transferred by the Issuer or any of its Restricted Subsidiaries will not be deemed to be Related Business Assets if they consist of securities of a Person (unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to the ratings business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is due and payable and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof unless such contingency has actually occurred.

“Strip Prices” means, as of any date of determination, the forward month prices for the most comparable Hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable Hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the Issuer’s most recently completed fiscal year or fiscal quarter, as applicable, and (ii) as adjusted in good faith by management for energy content, quality and basis differentials; provided that, with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements (excluding escalations based upon future conditions), then such contract prices shall be applied to future production subject to such arrangements.

“Subsidiary” means, with respect to any specified Person:

(1)              any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)              any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Issuer; provided that the Total Assets of the Issuer and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity, as of the time of computation, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2027; provided, however, that if the period from the redemption date to October 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, on the Business Day preceding such event) and (b) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)             has no Indebtedness other than Non-Recourse Debt;

(2)             except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and

(3)              is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1)              the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)              the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02         Other Definitions.

Term	Defined in Section
Advance Offer	4.10
Advance Portion	4.10
Affiliate Transaction	4.11
Alternate Offer	4.15
Asset Sale Offer	4.10
Authentication Order	2.02
Change of Control Offer	4.15
Change of Control Payment	4.15
Change of Control Purchase Date	4.15
Covenant Defeasance	8.03
Covenant Termination Event	4.18
DTC	2.03
Event of Default	6.01
Excess Proceeds	4.10
incur	4.09
Initial Lien	4.12
Legal Defeasance	8.02
Offer Amount	3.09
Offer Period	3.09
Paying Agent	2.03
Payment Default	6.01
Permitted Debt	4.09
Purchase Date	3.09
Registrar	2.03
Restricted Payments	4.07
Special Mandatory Redemption	3.08
Special Mandatory Redemption Date	3.08
Special Mandatory Redemption Event	3.08
Special Mandatory Redemption Notice	3.08
Special Mandatory Redemption Price	3.08
Temporary Regulation S Global Note	2.01

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)          “or” is not exclusive;

(c)           words in the singular include the plural, and in the plural include the singular;

(d)          “will” shall be interpreted to express a command;

(e)           provisions apply to successive events and transactions;

(f)            including” shall be interpreted to mean “including, without limitation,” and the use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it;

(g)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(h)           Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that in the event that any Accounting Change occurs and such change results in a change in the method of calculation of financial covenants, standards or terms as determined in good faith by the Issuer, then upon the written notice of the Issuer to the Trustee, such financial covenants, standards or terms shall be calculated prior to giving effect to such Accounting Change as if such Accounting Change had not occurred. Notwithstanding anything to the contrary in this Indenture or in the definition of “Capital Lease Obligations,” in the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result or would have resulted in Capital Lease Obligations on the date of this Indenture (assuming for purposes hereof that they were in existence on the date of this Indenture) shall be considered Capital Lease Obligations, and all calculations and deliverables under this Indenture shall be made in accordance therewith.

(i)            For purposes of determining any calculation or measure as of any applicable Calculation Date (including, without limitation, Adjusted Consolidated Net Tangible Assets, Consolidated EBITDAX, Consolidated Net Income, Fixed Charge Coverage Ratio, Fixed Charges and Total Assets) under this Indenture, the U.S. dollar equivalent amount of any amount denominated in a foreign currency shall be calculated by the Issuer, to the extent not already reflected in U.S. dollars in the relevant financial statements (which may be internal), based on the relevant currency exchange rate in effect as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the applicable Calculation Date.

Section 1.04         Limited Condition Transactions; Measuring Compliance.

(a)            With respect to any (x) Investment or acquisition, in each case, the consummation by the Issuer or any Subsidiary of which is not conditioned on the availability of, or on obtaining, third-party financing for such Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable and (y) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment (any transaction described in clauses (x) or (y), a “Limited Condition Transaction”), in each case for purposes of determining:

(i)              whether any Indebtedness (including Acquired Debt), Disqualified Stock or Preferred Stock that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.09;

(ii)             whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred in accordance with Section 4.12 or the definition of “Permitted Liens”;

(iii)            whether any other transaction (including any Investment or Restricted Payment) undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and

(iv)            any calculation or measure, including, without limitation, Adjusted Consolidated Net Tangible Assets, Consolidated EBITDAX, Consolidated Net Leverage Ratio, Consolidated Net Income, Fixed Charge Coverage Ratio or Net Income and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Issuer, the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” and if the Issuer or the Restricted Subsidiaries could have taken such action on the relevant Transaction Agreement Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, if the Parent Company elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) such election may not be revoked, (b) any fluctuation or change in the Adjusted Consolidated Net Tangible Assets, Consolidated EBITDAX, Consolidated Net Leverage Ratio, Consolidated Net Income, Fixed Charge Coverage Ratio or Net Income of the Issuer, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Investment, Restricted Payment, Indebtedness, Disqualified Stock, Preferred Stock or Lien that is being made, incurred or issued in connection with such Limited Condition Transaction is permitted to be made, incurred or issued or in connection with compliance by the Issuer or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other action or transaction undertaken in connection with such Limited Condition Transaction and (c) until such Limited Condition Transaction is consummated or the definitive agreements related thereto are terminated, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the making of any Restricted Payment, or Investments, or the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the making of any Restricted Payment, or Investments, or the incurrence or issuance of Indebtedness, Disqualified Stock, Preferred Stock and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction; provided that for purposes of any such calculation of the Fixed Charge Coverage Ratio, consolidated interest expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

Article 2
THE NOTES

Section 2.01         Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. If any Additional Notes issued are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes shall have a separate “CUSIP” number.

(b)          Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           The Initial Notes offered and sold outside the United States in reliance on Regulation S shall each initially be issued in the form of a temporary Global Note, substantially in the form of Exhibit A but bearing the following additional legend (each, a “Temporary Regulation S Global Note”):

THIS SECURITY IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR DEFINITIVE NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

Beneficial interests in each Temporary Regulation S Global Note shall be exchanged for beneficial interests in a corresponding permanent Global Note, substantially in the form of Exhibit A and not bearing the additional legend set forth above after the expiration of the Restricted Period upon delivery of the certification contemplated by Regulation S. Prior to the expiration of the Restricted Period, interests in each Temporary Regulation S Global Note may be transferred only to non-U.S. Persons pursuant to Regulation S or QIBs under Rule 144A in accordance with the transfer and certification requirements described herein for transfers of interests in a Global Note.

Section 2.02         Execution and Authentication. At least one Officer must sign the Notes for the Issuer by manual, facsimile or electronically transmitted signature (including .pdf).

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03         Registrar and Paying Agent. The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either of the Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent (at its office indicated in the definition of Corporate Trust Office of the Trustee in Section 1.01 hereof) and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, and interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than either of the Issuer or a Subsidiary) will have no further liability for the money. If either the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the Issuer or a Subsidiary acting as Paying Agent, or upon the occurrence of an Event of Default, the Trustee will serve as Paying Agent for the Notes.

Section 2.05         Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes.

Section 2.06         Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(i)              the Depositary (A) notifies the Issuer that it is unwilling or unable to continue to act as Depositary or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;

(ii)             the Issuer, at its option but subject to the Depositary’s requirements, notify the Trustee in writing that they have elected to cause the issuance of the Definitive Notes; or

(iii)            there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange such Global Note for Definitive Notes;

provided that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt of any certificates required under the provisions of Regulation S.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. The Trustee shall authenticate such Notes upon receipt of an Authentication Order. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)              Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)              All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)            both:

(1)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(1)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (i) thereof;

(B)             if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (ii) thereof; and

(C)             if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (iii) thereof, if applicable.

(iv)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)             if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)               Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)             if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)             if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)             if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) will not bear the Private Placement Legend.

(iv)            Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)              Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)             if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)             if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)             if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, and will increase or cause to be increased the aggregate principal amount of, in the case of Section 2.06(d)(i)(A) above, the appropriate Restricted Global Note, in the case of Section 2.06(d)(i)(B) above, the 144A Global Note, in the case of Section 2.06(d)(i)(C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)             Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)              Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)             if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)             if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)              Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)             if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved].

(g)           Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued hereunder unless specifically stated otherwise in the applicable provisions hereof.

(i)              Private Placement Legend.

(A)            Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF (i) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (ii) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (iii) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs 2.06(b)(iv), 2.06(c)(ii), 2.06(c)(iii), 2.06(d)(ii), 2.06(d)(iii), 2.06(e)(ii) or 2.06(e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii)             Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or beneficial interests in other Global Notes or a particular Global Note have been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)              To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)             No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(iii)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereunder, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)            Neither the Registrar nor the Issuer will be required:

(A)            to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)             to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)             to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)             Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi)            The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic transmission (including .pdf).

(viii)          Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(ix)             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07         Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note (including for the fees and expenses of the Trustee).

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Issuer or an Affiliate of either of the Issuer holds the Note; however, Notes held by either of the Issuer or a Subsidiary of either of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than either of the Issuer, a Subsidiary or an Affiliate of any thereof) holds, by 11:00 a.m. Eastern Time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09         Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either of the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either of the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10         Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its internal policies and customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all such Notes will be delivered to the Issuer upon their written request. The Issuer may not issue new Notes to replace Notes that the Issuer has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed or otherwise sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13         CUSIP Numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article 3
REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least three (3) Business Days prior to the giving of notice of a redemption (or such shorter period that is acceptable to the Trustee), an Officer’s Certificate setting forth:

(a)           the clause of this Indenture pursuant to which the redemption shall occur;

(b)           the redemption date;

(c)           the principal amount of Notes to be redeemed; and

(d)           the redemption price (if then determined and otherwise the method of determination).

Section 3.02         Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed or purchased at any time, selection of the Notes for redemption or purchase will be made on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on such method as DTC or its nominee or successor may require) unless otherwise required by law or applicable stock exchange or depositary requirements. Notwithstanding the foregoing, no Notes of $2,000 or less can be redeemed in part.

In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Depositary from the outstanding Notes not previously called for redemption in accordance with its Applicable Procedures.

In the event Definitive Notes have been called for redemption, the Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Definitive Notes of a Holder are to be redeemed, the entire outstanding amount of Definitive Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Definitive Notes called for redemption also apply to portions of Definitive Notes called for redemption.

Section 3.03         Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, or send electronically if DTC is the recipient, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof or as specified in the last paragraph of this Section 3.03.

The notice will identify the Notes to be redeemed and will state:

(a)           the redemption date;

(b)           the redemption price (if then determined and otherwise the method of determination);

(c)           if any Definitive Note is being redeemed in part, the portion of the principal amount of such Definitive Note to be redeemed and that, after the redemption date upon surrender of such Definitive Note, a new Definitive Note or Definitive Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Definitive Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption shall cease to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at the Issuer’s expense; provided, however, that the Officer’s Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.

If any redemption or offer to purchase is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (including more than 60 days after the date on which such notice was sent), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption or purchase, or by the date of redemption or purchase date as so delayed. The Issuer shall provide written notice of the delay of such date of redemption or the rescission of such notice of redemption to the Trustee no later than 10:00 a.m., New York City time, on the date of redemption. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

Section 3.04         Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable (subject to the provisions of Section 3.03 hereof) on the redemption date at the redemption price.

Section 3.05         Deposit of Redemption or Purchase Price. No later than 11:00 a.m. Eastern Time on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or tendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06         Notes Redeemed or Purchased in Part. Upon surrender of a Note that is not a Global Note, that is redeemed or purchased in part, the Issuer will issue and the Trustee will authenticate for, and deliver to, the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. For Notes issued in Global Form, the Trustee will reflect the amount of any decrease as appropriate to reflect the amount outstanding at the written request of the Issuer.

Section 3.07         Optional Redemption. (a) At any time prior to October 15, 2027, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture, upon notice as provided in this Indenture, at a redemption price equal to 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable date of redemption), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(i)               at least 60% of the aggregate principal amount of the Notes originally issued under this Indenture on the date hereof (excluding any Additional Notes and Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)              the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)          At any time prior to October 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at a redemption price equal to:

(i)              100% of the principal amount of the Notes redeemed, plus

(ii)             the Applicable Premium for such Notes,

plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable date of redemption).

(c)           Except pursuant to Section 3.07(a), (b) or (d) hereof or Section 4.15(f) hereof, the Notes will not be redeemable at the Issuer’s option. Notwithstanding the foregoing, the Issuer and its Affiliates will not be prohibited from acquiring Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of this Indenture.

(d)          On or after October 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on such Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the periods indicated below (subject to the rights of Holders of such Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable date of redemption), if redeemed during the 12-month period beginning on October 15 of the years indicated below:

On or after	Percentage
2027	103.750%
2028	101.875%
2029 and thereafter	100.000%

(e)           The Issuer may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) hereof.

(f)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(g)          Any redemption pursuant to this Section 3.07, or any offer to purchase, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including but not limited to the completion of any related Equity Offering or any other corporate transaction or event. In addition, the Issuer may provide in any notice of redemption or offer to purchase the Notes that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

Section 3.08         Special Mandatory Redemption.

(a)           This offering of the Notes will be consummated prior to the consummation of the acquisition contemplated by the Purchase Agreement. In the event that (a) such acquisition is not consummated on or prior to November 1, 2025 or (b) at any time prior to November 1, 2025, the Purchase Agreement is terminated without the acquisition being consummated (any such event being a “Special Mandatory Redemption Event”), the Issuer will redeem all of the Notes (the “Special Mandatory Redemption”), at a price equal to 100% of the issue price of the Notes plus accrued and unpaid interest to, but excluding, the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing and the provisions herein regarding the Special Mandatory Redemption, the acquisition will be deemed consummated if the closing under the Purchase Agreement occurs, including after giving effect to any amendments thereto or waivers thereunder acceptable to the Parent Company, other than any material amendment, modification or waiver to the Purchase Agreement that is materially adverse to the interests of the Holders. Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”), shall be delivered to the Trustee and delivered to Holders of Notes according to the procedures of DTC within 10 Business Days after the occurrence of the Special Mandatory Redemption Event. At the Issuer’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the Issuer’s name and at the Issuer’s expense. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 10 Business Days (or such other minimum period as may be required by DTC) after mailing or sending the Special Mandatory Redemption Notice, the Special Mandatory Redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

(b)           If funds sufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date are irrevocably deposited with a paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes to be redeemed pursuant to such Special Mandatory Redemption shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such Notes shall terminate.

(c)           Upon the consummation of the acquisition contemplated by the Purchase Agreement in accordance with the terms thereof after giving effect to any amendments thereto or waivers thereunder acceptable to the Parent Company, other than any material amendment, modification or waiver to the Purchase Agreement that is materially adverse to the interests of the Holders, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

(d)           Except as set forth in this Section 3.08, the Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09         Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Asset Sale Offer to all Holders to purchase Notes, it will follow the procedures specified below.

The Asset Sale Offer shall be made in accordance with Section 4.10(c) hereof. The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three (3) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, or send electronically if DTC is the recipient, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(a)           that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b)           the Offer Amount, the purchase price and the Purchase Date;

(c)           that any Note not tendered or accepted for payment will continue to accrue interest;

(d)          that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(e)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(f)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent or tender agent at the address specified in the notice at least three days before the Purchase Date;

(g)           that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an agent’s message through the Depositary’s systems, electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)          that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Issuer will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC or its nominee or successor may require) based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i)            that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a residual balance Note, if issued in definitive form, and the Trustee will authenticate and mail or deliver (or cause to be transferred by book entry) such residual balance Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Definitive Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Article 4
COVENANTS

Section 4.01         Payment of Notes. The Issuer will pay or cause to be paid the principal of, premium, if any, on, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02         Maintenance of Office or Agency. The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer or the Guarantors for the purpose of service of legal process against the Issuer or Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03         Reports. (a) So long as any Notes are outstanding:

(i)              whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will furnish to the Holders and the Trustee:

(A)            within 90 days after the end of each fiscal year of the Issuer, (1) a consolidated balance sheet and related statements of operations, cash flows and equity showing the financial position of the Issuer and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants; provided that if the Issuer includes the financial results of any person that is an Unrestricted Subsidiary of the Issuer in such annual financial statements and such Unrestricted Subsidiary would not be considered an Immaterial Subsidiary were it subject to such definition, the Issuer shall also provide a supplement showing consolidating information for the Issuer and its Restricted Subsidiaries, (2) a narrative discussion of results for such fiscal year (which need not be compliant with Regulation S-K of the Securities Act but shall be comparable in form with respect to such year to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Offering Memorandum) and (3) data and information relating to Hydrocarbon proved reserves that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form), except to the extent permitted to be excluded by the SEC, prepared according to SEC guidelines, including Rule 4-10 of Regulation S-X, Items 302(b) and 1201-1208 of Regulation S-K and FASB ASC Topic 932;

(B)            within 45 days following the end of each fiscal quarter of the Issuer (other than the fourth fiscal quarter), or, with respect to the fiscal quarter ending September 30, 2025, 60 days, (1) a consolidated balance sheet and related statements of operations, cash flows and equity showing (x) the financial position of the Issuer and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and (y) the then-elapsed portion of the fiscal year, setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year; provided that any prior periods need not be shown on a pro forma basis; provided, further, that if the Issuer includes the financial results of any person that is an Unrestricted Subsidiary of the Issuer in such interim financial statements and such Unrestricted Subsidiary would not be considered an Immaterial Subsidiary were it subject to such definition, the Issuer shall also provide a supplement showing consolidating information for the Issuer and its Restricted Subsidiaries and (2) a narrative discussion of results (which need not be compliant with Regulation S-K of the Securities Act, but shall be comparable in form with respect to such interim periods to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Offering Memorandum); and

(C)            all information containing substantially the same information that would be required to be filed with the SEC on Form 8-K if the Parent Company were required to file such reports under Items 1.01 (Entry into a Material Definitive Agreement); 1.03 (Bankruptcy or Receivership); 2.01 (Completion of Acquisition or Disposition of Assets); 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant); 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement); 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); 5.01 (Changes in Control of Registrant); 5.02(a)(1) (Resignation of Director due to Disagreement with Registrant); 5.02(c)(1) (Name and Position of Newly Appointed Officer and Date of Appointment);

provided, however, that, in particular, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, Regulation G under the Exchange Act, Item 10(e) and Item 402 of Regulation S-K (with respect to any non-GAAP financial measures contained therein), Section 13(r) of the Exchange Act (relating to the Iran Threat Reduction and Syrian Human Rights Act) or Rule 13p-1 under the Exchange Act and Form SD (relating to conflict minerals), (B) will not be required to contain the separate financial statements or schedules or other information contemplated by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X promulgated under the Exchange Act (except narrative disclosure of the assets, liabilities, revenues and operating income of any non-guarantor subsidiaries shall be included), (C) will not be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries) or any beneficial ownership information, and (D) will not be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K, except for agreements evidencing material Indebtedness (excluding exhibits, annexes and schedules thereto).

(b)          So long as any Notes are outstanding, the Issuer will also:

(i)              within fifteen (15) Business Days of furnishing to the Trustee and the Holders the reports required by Section 4.03(a)(i)(A) or (B) above (or, at the option of the Issuer, a summary condensed consolidated annual or quarterly income statement and balance sheet and a summary discussion of the results of operations for the relevant reporting period), hold a conference call for all Holders, prospective investors and securities analysts to discuss such reports and the results of operations for the relevant annual or quarterly reporting period, it being understood that the Issuer shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders; and

(ii)              issue a notice in accordance with Section 4.03(d), no fewer than three (3) Business Days prior to the date of the conference call required to be held in accordance with Section 4.03(b)(i) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders to contact the appropriate person at the Issuer to obtain such information.

(c)           In addition, to the extent not satisfied by the foregoing, the Issuer shall, for so long as any Notes remain outstanding (unless satisfied or discharged or defeased), furnish to Holders thereof and prospective investors in such Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (as in effect on the date of this Indenture).

(d)          The Issuer shall (i) maintain a public website on which the reports required by this Section 4.03 are posted along with details regarding the times and dates of conference calls required above and information on how to access such conference calls (provided the Trustee and the Holders are given prior written notice of such practice before the first posting thereof) or (ii) file such reports electronically with the SEC through its Electronic Data Gathering, Analysis and Retrieval System (or any successor system). In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to Holders of Notes and to securities analysts and prospective investors, upon their request, the information described in this Section 4.03.

(e)           Notwithstanding the foregoing, the financial statements, information and other documents required to be provided as described above, may be of (i) the Issuer or (ii) the Parent Company as long as it remains a Guarantor of the Notes; provided, that in the case of clause (ii) the same is accompanied by audited or reviewed (as applicable) consolidating information that explains in reasonable detail the differences between the information relating to the Parent Company, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries, on a standalone basis, on the other hand.

(f)           The Issuer will be deemed to have furnished the reports referred to the first paragraph of this covenant if the Issuer (or the Parent Company as long as it remains a Guarantor of the Notes) has filed reports containing such information with the SEC (including, in the case of the Parent Company, the consolidating financial statements referenced in the immediately preceding paragraph).

Delivery of the reports and documents described in this Section 4.03 to the Trustee is for informational purposes only and the receipt by the Trustee of any such document or report will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no duty or obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with Section 4.03, to determine whether or not any financial statements, information, documents or reports have been posted on any website or online data system or filed with the SEC via the EDGAR filing system (or any successor system) or to participate in any conference calls.

(g)          Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this Section 4.03 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.04         Compliance Certificate. (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b)          So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith within ten (10) Business Days following any Officer of the Issuer becoming aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05         Taxes. The Issuer will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06         Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Restricted Payments. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and (B) dividends, payments or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(ii)            repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger, amalgamation or consolidation involving the Issuer or the Parent Company) any Equity Interests of the Issuer or the Parent Company, in each case held by a Person other than the Issuer or a Restricted Subsidiary;

(iii)           make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (A) a payment of interest or principal on or after the date when due thereon or (B) a payment, repurchase, redemption, defeasance or other acquisition or retirement for value of such Indebtedness within one year prior to Stated Maturity in anticipation thereof; or

(iv)           make any Restricted Investment (all such payments and other actions set forth in Section 4.07(a)(i) through (iv) being collectively referred to as “Restricted Payments”),

unless, at the time of and immediately after giving effect to such Restricted Payment:

(A)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)            the Issuer would, immediately after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by Section 4.07(b)(ii) through (xii) hereof, but including Restricted Payments made pursuant to Section 4.07(b)(xiii) provided that Restricted Payments made pursuant to such Section 4.07(b)(xiii) will be included only to the extent not reducing the amount available under this Section 4.07(a)(iv)(C) below zero) is less than the sum, without duplication, of:

(1)            50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the Issuer’s fiscal quarter in which the Notes are originally issued to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)            100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including the (a) Capital Stock of Persons, other than the Issuer or a Subsidiary of the Issuer, engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business and (b) the Fair Market Value of Indebtedness contributed to the Issuer for cancellation), in each case received after the date of this Indenture by the Issuer as an equity contribution to the Issuer from the issue or sale of Equity Interests of the Issuer (other than (a) Disqualified Stock and (b) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(3)            to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Issuer or any of its Restricted Subsidiaries after the date of this Indenture is sold for cash or marketable securities (other than to the Issuer or any Subsidiary of the Issuer) or otherwise cancelled, liquidated, repurchased or redeemed or repaid for cash or marketable securities, 100% of the cash return of capital and the Fair Market Value of the marketable securities received with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(4)            the amount by which Indebtedness of the Issuer or its Restricted Subsidiaries is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the date of this Indenture of any such Indebtedness for Equity Interests (other than Disqualified Stock) of the Issuer or the Parent Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests) distributed by the Issuer upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary), together with the net proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries (either directly or upon an equity contribution to the Issuer by the Parent Company) upon such conversion or exchange; plus

(5)            to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged, amalgamated or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties and assets to or is liquidated into, the Issuer or a Restricted Subsidiary after the date of this Indenture, the lesser of, as of the date of such redesignation, merger, amalgamation, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Issuer’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, amalgamation, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(6)            any dividends or distributions received in cash by the Issuer or a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Issuer or pursuant to any Restricted Investment made after the date of this Indenture, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period.

(b)            The provisions of Section 4.07(a) hereof will not prohibit:

(i)             the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(ii)            the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds of Equity Interests for purposes of Section 4.07(a)(iv)(C)(2) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07(a) hereof;

(iii)           the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis or on a basis that is more favorable to the Issuer and its Restricted Subsidiaries;

(iv)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee or of any Disqualified Stock of the Issuer or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or through conversion of such Indebtedness or Disqualified Stock into, or exchange of such Indebtedness or Disqualified Stock for, Equity Interests;

(v)            repurchases of Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

(A)            in the case of a Change of Control, the Issuer has first complied with and fully satisfied its obligations under Section 4.15 hereof; or

(B)            in the case of an Asset Sale, the Issuer has complied with and fully satisfied its obligations in accordance with Section 4.10 hereof;

(vi)           so long as no Default or Event of Default has occurred and is continuing, a Restricted Payment to pay for (including payments by the Issuer or any Restricted Subsidiary to the Parent Company so that the Parent Company may pay for) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, any Restricted Subsidiary of the Issuer or the Parent Company held by any current, future or former officer, director, employee, member of management or consultant of the Issuer, any of its Restricted Subsidiaries or the Parent Company pursuant to any equity plan, stock option plan or any other management or employee benefit plan or agreement, or any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any 12-month period (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods for a maximum of $20.0 million); provided, further, that such amount in any twelve-month period under this clause may be increased by an amount not to exceed:

(A)            the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of the Parent Company, to any future, present or former employees, directors, officers, members of management or consultants of the Issuer, the Parent Company or any of the Issuer’s Subsidiaries that occurs after the date of this Indenture, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the first paragraph of this covenant; plus

(B)            the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or by the Parent Company to the extent contributed to the Issuer) after the date of this Indenture; minus

(C)            the amount of any Restricted Payments previously made with the cash proceeds described in Sections 4.07(b)(vi)(A) and (B);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by Sections 4.07(b)(vi)(A) and (B) in any twelve-month period;

(vii)          the repurchase of Equity Interests of the Issuer or the Parent Company deemed to occur upon the exercise, vesting, or settlement, as applicable, of stock or other equity options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights, and any payments made or expected to be made in respect of withholding or similar taxes payable upon the issuance, exercise, vesting or settlement, as applicable, of stock options, warrants, or similar rights of the Issuer or the Parent Company;

(viii)         so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or Preferred Stock of any Restricted Subsidiary of the Issuer issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof;

(ix)            payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(x)             so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of this Indenture not to exceed the greater of (a) $70.0 million and (b) 3.0% of the Issuer’s Adjusted Consolidated Net Tangible Assets (determined as of the date of such Restricted Payment);

(xi)            payments and distributions to dissenting shareholders pursuant to applicable law, pursuant to or in connection with a merger, amalgamation, consolidation or transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, that complies with the terms of this Indenture;

(xii)           the declaration and payment of dividends or distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, the Parent Company in amounts required for the Parent Company to pay, in each case without duplication,

(A)            real and personal property taxes, and franchise, excise and similar taxes, and other fees, taxes and expenses required to maintain their corporate or other legal existence;

(B)            with respect to any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group of which the Parent Company is the common parent in an amount not to exceed the amount of any U.S. federal, state and/or local or foreign income or similar taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Issuer and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; provided that distributions pursuant to this Section 4.07(b)(xii)(B) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Issuer or any of its Restricted Subsidiaries for such purpose;

(C)            (x) customary salary, bonus, severance, expense reimbursement and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers and members of management of the Parent Company or its Affiliates and any payroll, social security or similar taxes thereof and (y) general corporate operating, administrative, compliance and overhead costs and expenses of the Parent Company or its Affiliates, in the case of clauses (x) and (y), in each case, to the extent such costs, expenses, taxes, salaries, bonuses and other benefits are attributable to the ownership and operation of the Issuer and its Restricted Subsidiaries (including, for the avoidance of doubt, compliance, reporting and administrative expenses relating to the Parent Company’s status as a public company);

(D)            to the extent not duplicative of clause (C) above, other general corporate operating, administrative, compliance and overhead costs and expenses (including customary salary and bonus payments) of the Parent Company or its Affiliates in an aggregate amount not to exceed $10.0 million in any twelve-month period; and

(E)             reasonable (as determined in good faith by the Issuer) fees and expenses (other than fees and expenses paid to Affiliates of the Issuer) related to any equity or debt offering of the Parent Company (whether or not successful); provided that the proceeds of such offering are permanently contributed to the capital of the Issuer (or in the case of an unsuccessful offering, the proceeds of such offering were intended to be permanently contributed to the capital of the Issuer); and

(xiii)          so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, (a) other Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Net Leverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available shall be no greater than 1.00 to 1.00 and (b) other Restricted Payments of up to 25.0% of the Issuer’s Consolidated EBITDAX for the most recently ended four full fiscal quarters for which internal financial statements are available, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Net Leverage Ratio shall be no greater than 1.25 to 1.00.

(c)            For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Permitted Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the of Section 4.07(b)(i) through (xii) above and/or is entitled to be made pursuant to Section 4.07(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Issuer will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Permitted Investment (or a portion thereof) among Section 4.07(b)(i) through (xii) above and/or Section 4.07(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this covenant.

(d)            If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall be Permitted Investments under clause (3) of the definition thereof, and for the avoidance of doubt, all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.07(a)(iv)(C), in each case, to the extent such Investments would otherwise be so counted.

(e)            The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.7 will be determined, in the case of amounts of $50.0 million or more, by the Board of Directors of the Issuer whose Board Resolution with respect thereto will be delivered to the Trustee.

Section 4.08            Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(i)             pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08;

(ii)            make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(iii)           sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)            The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(i)             agreements governing Existing Indebtedness, Credit Facilities and Hedging Obligations as in effect on the date of this Indenture;

(ii)            this Indenture, the Notes and the Note Guarantees;

(iii)            agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof;

(iv)           applicable law, rule, regulation or order;

(v)            agreements or other arrangements of a Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries or that otherwise becomes a Restricted Subsidiary (including by designating an Unrestricted Subsidiary as a Restricted Subsidiary) as in effect at the time of such acquisition, merger, amalgamation, consolidation or designation (except to the extent entered into in contemplation of such acquisition, merger, amalgamation, consolidation or designation), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)           customary non-assignment provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and any Hydrocarbon purchase and sale or exchange agreements or other agreements, in each case, entered into in the ordinary course of business;

(vii)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(viii)         purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(iii) hereof;

(ix)            any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(x)             Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(xi)            Liens permitted to be incurred under the provisions of Section 4.12 hereof and Indebtedness secured thereby that limit the right of the debtor to dispose of the assets subject to such Liens;

(xii)           (a) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements, and (b) in the case of Section 4.08(a)(iii) hereof only, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitation, licenses of intellectual property) or other contracts;

(xiii)          encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(xiv)          customary encumbrances and restrictions contained in agreements of the types described in the definition of Permitted Business Investments; and

(xv)           any encumbrances or restrictions of the type referred to in Sections 4.08(a)(i), (ii) or (iii) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 4.08(b)(i) through (xiv); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09            Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Preferred Stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.00 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)            Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(i)             the incurrence by the Issuer and any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.09(b)(i) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) not to exceed the greatest of (x) $1,000.0 million, (y) the Borrowing Base under the Credit Agreement as in effect as of the date of such incurrence, and (z) 35.0% of the Issuer’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(ii)            the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(iii)           the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Initial Notes and the related Note Guarantees issued on the date hereof and the related Note Guarantees;

(iv)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, lease, replacement or improvement of property (real or personal), plant, equipment or other assets used in the business of the Issuer or any Restricted Subsidiary, whether through the direct or indirect purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate principal amount of such Indebtedness that is at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(iv), shall not exceed the greater of (x) $70.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets (determined as of the date of such incurrence or issuance);

(v)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Issuer or any of its Restricted Subsidiaries or any Disqualified Stock of the Issuer or Preferred Stock of any of its Restricted Subsidiaries, in each case that was incurred under Section 4.09(a) hereof or Sections 4.09(b)(ii), (iii), (iv), (v), (xiv) or (xxi) hereof;

(vi)           the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(A)            if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness (excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice (and not in connection with the borrowing of money)) must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)            (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);

(vii)          the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(A)            any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B)            any sale or other transfer of any such Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this Section 4.09(b)(vii);

(viii)         the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations not for speculative purposes;

(ix)            the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the Guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu in right of payment with the Notes, then the Guarantee must be subordinated or pari passu in right of payment, as applicable, to the same extent as the Indebtedness Guaranteed;

(x)             the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or the making by the Issuer and any Restricted Subsidiary of deposits (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, or in respect of worker’s compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding worker’s compensation claims, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases or in respect of performance bonds, bid bonds, plugging and abandonment bonds, appeal bonds, surety bonds and performance and completion guarantees and similar obligations, or (iii) to secure public or statutory obligations, including health, safety and environmental obligations, in each case, in the ordinary course of business or consistent with past practice (and including in respect of any banker’s acceptances, bank guarantees, letters of credit, warehouse receipts, or similar facilities entered into in connection therewith);

(xi)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten (10) Business Days;

(xii)           the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations in respect of take or pay agreements or in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(xiii)          any obligation arising from agreements of the Issuer or any Restricted Subsidiary of the Issuer providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture;

(xiv)          any Permitted Acquisition Indebtedness;

(xv)          Indebtedness issued or incurred by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, members of management and consultants thereof, in each case, to finance the purchase or redemption of Equity Interests or other equity-based awards of the Issuer or the Parent Company to the extent described in Section 4.07(b)(vi), not to exceed, at any one time outstanding, $5.0 million;

(xvi)         to the extent constituting Indebtedness, (A) customer deposits and advance payments (including progress premiums) received from customers for goods and services purchased in the ordinary course of business or (B) in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business;

(xvii)        Indebtedness in respect of Cash Management Services;

(xviii)       Indebtedness in connection with endorsements of negotiable instruments for collection, bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables, in each case, incurred or undertaken on arm’s-length commercial terms and in the ordinary course of business or consistent with industry norms;

(xix)          Indebtedness consisting of obligations owed to insurance providers or the financing of insurance premiums, in each case in the ordinary course of business;

(xx)           Indebtedness representing deferred compensation to employees, consultants or independent contractors (or, to the extent such work is done for the Issuer or its Subsidiaries, the Parent Company) and the Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(xxi)          the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Issuer or any Restricted Subsidiary of any Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xxi), not to exceed, at any one time outstanding, the greater of (i) $95.0 million and (ii) 4.0% of the Issuer’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance;

(xxii)         Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are immediately deposited with the Trustee to satisfy and discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance option as described under Article 8; and

(xxiii)        all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxii) above.

(c)            This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

(d)            For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.09(b)(i) through (xxiii) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, and/or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which the Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(i) and may not be reclassified.

(e)            The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional shares or units of the same class of Preferred Stock or Disqualified Stock, and the payment of any premium (if any), fees, expenses, charges and additional or contingent interest on Indebtedness, Preferred Stock and Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided that the amount thereof shall be included in Fixed Charges of the Issuer as accrued to the extent required by the definition of such term. If Indebtedness originally incurred in reliance upon a percentage of Adjusted Consolidated Net Tangible Assets under Section 4.09(b)(i) is being refinanced under such clause (i) and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been incurred, and permitted to be incurred, under Section 4.09(b)(i) so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus amounts permitted by the next sentence. Any Indebtedness incurred to refinance Indebtedness incurred pursuant to Section 4.09(b)(i) shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, penalties, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such refinancing.

(f)            The amount of any Indebtedness outstanding as of any date will be:

(i)             the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii)            the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)            in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)            the Fair Market Value of such assets at the date of determination; and

(B)            the amount of the Indebtedness of the other Person.

(g)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Issuer based on the relevant currency exchange rate in effect on the date such Indebtedness was deemed to be incurred, in the case of term debt, or first committed, in the case of revolving credit debt, for purposes of this covenant; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount or similar fees) incurred in connection with such refinancing.

(h)            The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated by the Issuer based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10            Asset Sales. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)             the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)            at least 75% of the aggregate consideration (measured as of the date of the definitive agreement with respect to such Asset Sale) received in the Asset Sale by the Issuer or such Restricted Subsidiary and all other Asset Sales since the date of this Indenture, on a cumulative basis, is in the form of cash or Cash Equivalents; provided that in no event shall the dollar amount of consideration in the form of cash or Cash Equivalents at the time of receipt of such consideration in respect of an Asset Sale be less than the dollar amount of cash or Cash Equivalents as measured on the date of the definitive agreement with respect to such Asset Sale. For purposes of this provision, each of the following will be deemed to be cash:

(A)            any liabilities of the Issuer or any of its Restricted Subsidiaries, as shown on the Issuer’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities as would have been reflected on such balance sheet or in the footnotes thereto if such incurrence or accrual had been put in place on or prior to the date of such balance sheet, as determined in good faith by the Issuer (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee), that are assumed or forgiven by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Issuer or such Restricted Subsidiary from or indemnifies the Issuer or such Restricted Subsidiary against further liability or that are otherwise cancelled or terminated in connection with the transaction with the transferee;

(B)             with respect to any Asset Sale of Oil and Gas Properties by the Issuer or any of its Restricted Subsidiaries where the Issuer or such Restricted Subsidiary retains an interest in such property, the costs and expenses of the Issuer or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof);

(C)            any securities, notes or other obligations or assets received by the Issuer or any such Restricted Subsidiary from such transferee that are, within 180 days following the Asset Sale, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(D)            Indebtedness (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or a Note Guarantee) of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;

(E)             any Capital Stock or assets of the kind referred to in Section 4.10(b)(ii) or (iv) hereof; and

(F)             any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (F), not to exceed an amount equal to the greater of (i) $115.0 million and (ii) 5.0% of the Issuer’s Adjusted Consolidated Net Tangible Assets (determined as of the date of the definitive agreement with respect to such Asset Sale), with the Fair Market Value of each item of Designated Non-cash Consideration being measured as of the date of the definitive agreement with respect to such Asset Sale and without giving effect to subsequent changes in value.

(b)            Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale (as may be extended pursuant to the next succeeding paragraph), the Issuer or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Cash Proceeds at its option to any combination of the following:

(i)              to repay, repurchase, redeem or reduce any secured or senior Indebtedness of the Issuer or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Notes or the Note Guarantees);

(ii)             to acquire all or substantially all of the assets, a division or line of business, or any Capital Stock, of one or more other Persons engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Issuer;

(iii)           to make capital expenditures or to make other expenditures for maintenance, repair or improvement of existing properties and assets in respect of the Issuer’s or any of its Restricted Subsidiaries’ Oil and Gas Business; or

(iv)           to acquire other assets or properties (including fee and leasehold interests) that are used or useful in a Permitted Business, including Oil and Gas Properties, or that replace, in whole or in part, the properties or assets that are the subject of such Asset Sale; or

(v)            any combination of the foregoing.

The requirement of Sections 4.10(b) (ii), (iii) or (iv) hereof shall be deemed to be satisfied if a bona fide binding commitment to make the acquisition or expenditure referred to therein is entered into by the Issuer or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Issuer within the time period specified in the preceding paragraph and such Net Cash Proceeds are subsequently applied in accordance with such commitment within 180 days following the expiration of the initial 365 day period referred to in the immediately preceding paragraph.

Pending the final application of any Net Cash Proceeds, the Issuer or any of its Restricted Subsidiaries may apply such Net Cash Proceeds to temporarily reduce obligations under a revolving credit facility or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(c)            Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within twenty (20) Business Days thereof (or earlier, at the Issuer’s option), the Issuer will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions similar to those set forth in this Section 4.10 with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, prepayment or redemption, and will be payable in cash. The Issuer may satisfy the foregoing obligation with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Net Cash Proceeds (the “Advance Portion”). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Issuer will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in integral multiples of $1,000 will be purchased); provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

(d)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer, Alternate Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 or Section 3.09 or Section 4.15 hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such Sections by virtue of such compliance.

Section 4.11            Transactions with Affiliates. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(i)              the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person, taken as a whole or, if in the good faith judgment of the Board of Directors of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or the relevant Restricted Subsidiary from a financial point of view when such transaction is taken in its entirety; and

(ii)            the Issuer delivers to the Trustee:

(A)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11; and

(B)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this Section 4.11; provided, if any members of the Board of Directors of the Issuer shall be disinterested with respect to such Affiliate Transaction or series of related Affiliate Transactions, a majority of such disinterested members shall have approved the Affiliate Transaction or series of related Affiliate Transactions.

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(i)             any employment or consulting agreement, health, disability and similar insurance or other employee benefit plan, officer or director indemnification, compensation or severance agreement, stock option plans or any similar arrangement, including supplemental executive retirement benefit plans or arrangements entered into by the Issuer or any of its Restricted Subsidiaries with present, future or former officers, directors, employees, members of management or consultants of the Issuer, any of its Restricted Subsidiaries or the Parent Company in the ordinary course of business, and payments pursuant thereto;

(ii)            transactions between or among the Issuer or its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), and any merger, consolidation or amalgamation of the Issuer and the Parent Company that otherwise complies with the terms of this Indenture;

(iii)            transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)            payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of present, future or former officers, directors, employees, members of management of the Issuer, any of its Restricted Subsidiaries or the Parent Company or of present, future or former consultants of the Issuer, any of its Restricted Subsidiaries or the Parent Company, in each case, in the ordinary course of business or consistent with past practice;

(v)            any issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any capital contributions to the Issuer;

(vi)           Restricted Payments that do not violate the provisions of Section 4.07 hereof and any Permitted Investment;

(vii)          any agreement in effect on the date of this Indenture, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the holders in any material respect in the good faith judgment of the Board of Directors of the Issuer, when taken as a whole, than the terms of the agreements in effect on the date of this Indenture;

(viii)         payments or loans or advances (or cancellation thereof) to or reimbursements of expenses incurred by directors, officers, employees, members of management or consultants of the Issuer, any of its Restricted Subsidiaries or the Parent Company for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business or that are otherwise approved by a majority of the disinterested members of the Board of Directors, if any, in good faith;

(ix)            transactions between the Issuer or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Issuer or any direct or indirect parent company of the Issuer (including any Qualifying Owner), and such common director is the sole cause for such other Person to be deemed an Affiliate of the Issuer or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Issuer or any direct or indirect parent company of the Issuer, as the case may be, on any transaction with such other Person;

(x)             in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture and on terms substantially similar to those contained in similar contracts entered into by the Issuer or any of its Restricted Subsidiaries with unrelated third parties, or if neither the Issuer nor any Restricted Subsidiary has entered into a similar contract with a third party, then on terms no less favorable than those available from third parties on an arm’s length basis in each case as determined in good faith by the Issuer, and all transactions pursuant to or contemplated by such agreements and contracts;

(xi)            transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Issuer or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xii)           intellectual property licenses in the ordinary course of business;

(xiii)          the issuance or transfer of (a) Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performing of customary registration rights to the Parent Company or any Qualifying Owners or to any former, current or future director, officer, manager, employee or consultant of the Issuer, any of its Subsidiaries or the Parent Company and (b) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(xiv)         payments by the Issuer, its Subsidiaries or the Parent Company pursuant to tax sharing agreements among the Issuer, its Subsidiaries or the Parent Company on customary terms; provided that such payments shall not exceed the excess (if any) of the amount of taxes that the Issuer and its Subsidiaries would have paid on a stand-alone basis over the amount of such taxes actually paid by the Issuer and its Subsidiaries directly to governmental authorities;

(xv)          payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(xvi)         the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or the Parent Company pursuant to a stockholders agreement or a registration rights agreement entered into on or after the date of this Indenture in connection therewith or similar equity holder’s agreements or limited liability company agreements;

(xvii)        pledges of Equity Interests of Unrestricted Subsidiaries; and

(xviii)       any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm or consultant of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(i) hereof.

Section 4.12            Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or otherwise cause or suffer to exist or become effective any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets now owned or hereafter acquired, unless the Notes or any Note Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by the Initial Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien or any sale, exchange or transfer to any Person not an Affiliate of the Issuer of the property or assets secured by such Initial Lien, or all of the Capital Stock held by the Issuer or any Restricted Subsidiary in, or all or substantially all of the properties and assets of, any Restricted Subsidiary creating such Initial Lien, in each case, in accordance with the provisions of this Indenture. In addition, in the event that an Initial Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any Holder of the Notes, elect to release and discharge any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph in respect of such Initial Lien.

Section 4.13            [Reserved].

Section 4.14            Company Existence. Subject to Article 5 and Section 10.04 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary.

Section 4.15            Offer to Repurchase Upon Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, except as provided in this Section 4.15, the Issuer will make an offer (a “Change of Control Offer”) to each Holder of Notes issued under this Indenture to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on such Notes repurchased to, but excluding, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date. No later than 30 days following any Change of Control Triggering Event, the Issuer will send a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(i)              that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(ii)            the purchase price and the expiration date of the Change of Control Offer, which shall be no earlier than 10 days and no later than 60 days from the date such notice is sent;

(iii)           that any Note not tendered will continue to accrue interest;

(iv)           that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;

(v)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent or tender agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

(vi)           that Holders will be entitled to withdraw their election if the tender agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, an agent’s message, electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)           Promptly following the expiration of the Change of Control Offer, the Issuer will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Issuer will, on the Change of Control Purchase Date:

(i)             deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(ii)            deliver or cause to be delivered to the Trustee the Notes accepted for payment, together with an Officer’s Certificate stating the aggregate principal amount of such Notes or portions of such Notes being purchased by the Issuer.

The Paying Agent will promptly pay (but in any case not later than five days after the Change of Control Purchase Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, in respect of Notes that are then in global form, it will make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(c)            Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event for the Notes if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all outstanding Notes has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(d)            Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer for Notes may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made. The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control (including more than 60 days from the date the Change of Control Offer notice is sent pursuant to Section 4.15(a) hereof).

(e)            The Issuer will comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control Triggering Event” provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control Triggering Event” provisions of this Indenture by virtue of such compliance.

(f)            In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer, Alternate Offer or any other tender offer and the Issuer (or any third party making such Change of Control Offer, Alternate Offer or other tender offer in lieu of the Issuer as described in clause (c) above) purchases all of the Notes held by such Holders, all of the Holders will be deemed to have consented to such Change of Control Offer or Alternate Offer or other tender offer, as applicable, and the Issuer (or such Person) will have the right, upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, Alternate Offer or other tender offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, Alternate Offer price or other tender offer price, as applicable, plus, to the extent not included in the Change of Control Payment, Alternate Offer price or other tender offer price, as applicable, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.16            Additional Note Guarantees. If, after the date hereof, any Restricted Subsidiary of the Issuer (including any Subsidiary acquired or created after the date hereof) that is not already a Guarantor incurs, Guarantees or otherwise becomes liable for any Indebtedness under any Credit Facility (including the Credit Agreement) of the Issuer or any Restricted Subsidiary, then that Subsidiary will become a Guarantor of the Notes by executing a supplemental indenture in substantially the form of Exhibit E hereto and delivering an Officer’s Certificate and an Opinion of Counsel to the Trustee within 30 days after the date that Subsidiary was acquired or created or on which it incurred or Guaranteed such Indebtedness.

Section 4.17            Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either (1) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 hereof or (2) a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer will be in default of such covenant.

The Board of Directors of the Issuer may at any time designate, by notice to the Trustee, any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18            Covenant Termination. If on any date following the date hereof: (a) the Notes have an Investment Grade Rating from either of the Rating Agencies; (b) no Default or Event of Default shall have occurred and be continuing; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate certifying to the foregoing provisions of this paragraph, then, beginning on that date and subject to the provisions of this Section 4.18, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and Section 5.01(a)(iv) of this Indenture will terminate and cease to apply with respect to the Notes (a “Covenant Termination Event”).

There can be no assurance that the Notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

The Issuer will provide the Trustee with prompt written notice of any Covenant Termination Event in an Officer’s Certificate. The Trustee shall have no duty to (a) monitor the ratings of the Notes, (b) determine whether a Covenant Termination Event has occurred, (c) notify Holders of any of the foregoing or (d) determine the consequences thereof, but may provide a copy of such Officer’s Certificate to any Holder upon request.

Article 5
SUCCESSORS

Section 5.01            Merger, Amalgamation, Consolidation or Sale of Assets. (a) Neither the Issuer nor the Parent Company will, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Issuer or the Parent Company, as applicable, is the surviving Person), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets (determined on a consolidated basis) of the Parent Company or Issuer, as applicable, and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i)              either: (A) the Issuer or the Parent Company is the surviving Person; or (B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or the Parent Company, as applicable) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(ii)             the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or the Parent Company, as applicable) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer or the Parent Company, as applicable, under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(iii)            immediately after giving effect to such transaction, no Default or Event of Default exists;

(iv)           the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would, on the date of such transaction, immediately after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (B) the Fixed Charge Coverage Ratio of the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the actual Fixed Charge Coverage Ratio for the Issuer for such four-quarter period;

(v)            if the Person formed by or surviving any such consolidation, amalgamation or merger is not the Issuer or the Parent Company, as applicable, or in the case of a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets (determined on a consolidated basis) of the Issuer or the Parent Company, as applicable, and its Subsidiaries, each Guarantor (unless it is the other party to the transaction, in which case the foregoing clause (i) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the successor Person’s obligations in respect of this Indenture and the Notes and that its Note Guarantee shall continue to be in effect; and

(vi)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Indenture and such supplemental indenture (if any) is authorized or permitted by this Indenture.

(b)            This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Issuer and the Guarantors (other than from the Issuer to the Parent Company). Clauses (iii) and (iv) of Section 5.01(a) hereof will not apply to (i) any merger, amalgamation or consolidation of the Issuer with or into one of its Restricted Subsidiaries for any purpose or (ii) with or into an Affiliate solely for the purpose of reincorporating the Issuer or the Parent Company, as applicable, in another jurisdiction.

Section 5.02            Successor Corporation Substituted. Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of the Issuer in accordance with Section 5.1 hereof in which the Issuer is not the surviving entity, the surviving Person formed by such consolidation or amalgamation into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, conveyance, lease or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor Person and not to the predecessor Issuer), and may exercise every right and power, of the Issuer under this Indenture with the same effect as if such surviving Person had been named as Issuer herein, and thereafter (except in the case of a lease of all or substantially all of the Issuer’s properties and assets), the Issuer will be relieved of all obligations and covenants under this Indenture and the Notes.

Article 6
DEFAULTS AND REMEDIES

Section 6.01            Events of Default. Each of the following is an “Event of Default”:

(a)            default for 30 days in the payment when due and payable of interest on the Notes;

(b)           default in the payment when due and payable (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c)            failure for 30 days after notice to the Issuer from the Trustee or to the Issuer and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 5.01 hereof;

(d)            failure by the Issuer for 180 days after notice to the Issuer from the Trustee or to the Issuer and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03 hereof;

(e)            failure by the Issuer for 60 days after notice to the Issuer from the Trustee or to the Issuer and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any other agreements in this Indenture;

(f)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), or is created after the date of this Indenture, if that default:

(i)              is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on such Indebtedness (after giving effect to any grace period provided in such Indebtedness on the date of such default) (a “Payment Default”); or

(ii)             results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (x) any such Payment Default is cured or waived, (y) any such acceleration is rescinded, or (z) such Indebtedness is repaid during the fifteen (15) Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(g)            failure by the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final, non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(h)            the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)              commences a voluntary case;

(ii)             consents to the entry of an order for relief against it in an involuntary case;

(iii)            consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)            makes a general assignment for the benefit of its creditors; or

(v)            generally is not paying its debts as they become due;

(i)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 consecutive days and that:

(i)              is for relief against the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii)            appoints a custodian of the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(iii)            orders the liquidation of the Issuer or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; and

(j)             except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02            Acceleration. In the case of an Event of Default specified in Section 6.01(h) or 6.01(i) hereof, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all Notes, rescind an acceleration and its consequences hereunder, if, among other things, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, and interest, if any, on, the Notes that has become due solely by such declaration of such acceleration, have been cured or waived and (3) the Trustee has been paid all amounts then owing to the Trustee under Section 7.07 hereof.

Section 6.03      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, and interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, as provided in Section 6.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05            Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06            Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due and payable, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)            such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(b)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)            such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee does not comply with such request within 60 days after receipt of the request and the offer, or provision if requested, of security or indemnity; and

(e)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee shall have no affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07            Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, on, and interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08            Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, on, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09            Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10            Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.

Section 6.11            Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
TRUSTEE

Section 7.01            Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise of such rights as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture, the Notes or the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security satisfactory to it against loss, liability, claim or expense.

(b)            Except during the continuance of an Event of Default:

(i)             the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)             this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or otherwise in accordance with a direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes permitted to be given by them under this Indenture or with respect to the exercise in good faith of any trust or power conferred upon the Trustee under this Indenture with respect to the Notes unless the Trustee acted with negligence in so exercising such trust or power.

(d)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty to take such action.

(e)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(f)            The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(g)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(h)            No provision of this Indenture, the Notes or the Note Guarantees will require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder has furnished to the Trustee security and indemnity satisfactory to it against any loss, liability, claim or expense.

(i)             The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(j)             Each provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(k)            Except with respect to Section 4.01 hereof, the Trustee shall have no duty to monitor, inquire as to or ascertain compliance with the covenants set forth in Article 4 hereof.

Section 7.02            Rights of Trustee. (a) The Trustee may conclusively rely, and shall be fully protected in acting or refraining to act, upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall receive and retain financial reports and statements of the Issuer as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have furnished to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood or such loss or damage and regardless of the form of action.

(i)             Whenever in the administration of or in connection with this Indenture, the Notes or the Note Guarantees, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence has been herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(j)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including in its capacity as Paying Agent and Registrar, and each agent, custodian and other Person employed to act hereunder.

Section 7.03            Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04            Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05            Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of the Notes a notice of the Default or Event of Default within 90 days after the later of the date on which it occurs or the date on which a Responsible Officer has actual knowledge of such default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, on, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06            [Reserved].

Section 7.07           Compensation and Indemnity.

(a)            The Issuer will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as is agreed in a separate fee agreement. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)            The Issuer and the Guarantors will jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed.

(c)            The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)            To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on, and interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment on any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Issuer or the Guarantors.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08            Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i)              the Trustee fails to comply with Section 7.10 hereof;

(ii)             the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)            a custodian or public officer takes charge of the Trustee or its property; or

(iv)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10            Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.11            [Reserved].

Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01            Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02            Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, on, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)            the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)            this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03            Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof and Sections 5.01(a)(iii) and (iv) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f) and (j) hereof will not constitute Events of Default.

Section 8.04            Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03 hereof with respect to any Notes:

(a)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing to the extent any such amounts consist of non-callable Government Securities, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, on, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date (provided that if such redemption is made as provided in Section 3.07(b), (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date (any such additional money, the “Applicable Premium Deficit”); provided, further, that the Trustee shall have no liability in the event that such Applicable Premium Deficit is not in fact paid after any Legal Defeasance or Covenant Defeasance; any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption);

(b)            in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f)             the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05        Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06        Repayment to Issuer.

Subject to abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, on, and interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, on, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(a)            to cure any ambiguity, defect, omission, mistake or inconsistency;

(b)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)            to evidence the succession of a Person to the Issuer or a Guarantor or provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees;

(d)            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder of Notes, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S;

(e)            to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if then applicable;

(f)             to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision thereof was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(g)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(h)            to add additional Defaults or Events of Default;

(i)             to add to or modify the covenants, in each case, for the benefit of the Holders of any Notes, or to surrender any right or power herein conferred upon the Issuer or a Restricted Subsidiary;

(j)             to secure the Notes or the Note Guarantees;

(k)            to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture; or

(l)             to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

Upon the written request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into any such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02        With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)            reduce the principal amount of or change the fixed maturity of any Note or change the time at which such Notes may be redeemed (except provisions relating to minimum required notice of optional redemption provisions relating to the provisions under Sections 3.01, 3.03, 3.09, 4.10 or 4.15 hereof);

(c)            reduce the rate of or change the time for payment of interest on any Note;

(d)            waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)            make any Note payable in money other than that stated in the Notes;

(f)             make any change in the provisions of this Indenture relating to waivers of past Defaults or the contractual rights of Holders of Notes to receive payments of principal of, premium, if any, on, or interest on the Notes (other than as permitted by clause (g) below);

(g)            waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 3.09, 4.10 or 4.15 hereof);

(h)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i)             make any change in the preceding amendment, supplement or waiver provisions.

Upon the written request of the Issuer to the Trustee, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement, waiver or consent, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement, waiver or consent under this Section 9.02 becomes effective, the Issuer will send to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement, waiver or consent. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

For the avoidance of doubt, the provisions of Section 4.10(c) and Section 4.15 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived, amended or modified with the written consent of the Holders of a majority in principal amount of the Notes outstanding under this Indenture. Further, no amendment or deletion of Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 5.01 in accordance with Section 9.01 or this Section 9.02, or action taken in compliance with such provisions at the time of such action, shall be deemed to make any change in the provisions of this Indenture relating to the right of any holder of the Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Note.

Section 9.03        [Reserved].

Section 9.04        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, subject to the terms of any consent solicitation, tender offer or exchange offer or similar transactions, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05        Notation on or Exchange of Notes.

The Trustee, at the written direction of the Issuer, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06        Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Sections 12.03 and 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and, in the case of such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

Article 10
NOTE GUARANTEES

Section 10.01      Guarantee.

(a)            Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i)       the principal of, premium, if any, on, and interest, if any, on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)       in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(e)            Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.1 will remain in full force and effect notwithstanding any lack of a notation of such Note Guarantee on any Note by such Guarantor.

Section 10.02      Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03      [Reserved].

Section 10.04      Guarantors May Consolidate, etc., on Certain Terms.

No Guarantor (other than the Parent Company) may (i) consolidate, amalgamate or merge with or into another Person (whether or not such Guarantor is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets (determined on a consolidated basis) of such Guarantor and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, other than the Issuer or another Guarantor, unless:

(a)            immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(b)            either:

(i)       the Person acquiring the properties or assets in any such sale, assignment, transfer, conveyance, or other disposition or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture (pursuant to a supplemental indenture substantially in the form of Exhibit E hereto); or

(ii)      such transaction or series of transactions does not violate Section 4.10 hereof.

In case of any such consolidation, amalgamation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor, and the predecessor Guarantor will be released and discharged from all obligations in respect thereof. Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Subject to Article 5 hereof, and notwithstanding clauses 10.04(a) and 10.04(b)(i) and (ii) above, any Guarantor may (i) consolidate, amalgamate or merge with or into or sell, assign, transfer, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Issuer, (ii) consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor or (iii) convert into an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia.

Section 10.05     Releases.

The Note Guarantee of a Guarantor, as applicable, shall be automatically and unconditionally released and discharged:

(a)            in the case of any Guarantor other than the Parent Company, in connection with any sale, assignment, exchange, transfer, conveyance or other disposition of all or substantially all of the properties or assets of that Guarantor by way of merger, consolidation, amalgamation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if such sale, assignment, exchange, transfer, conveyance or other disposition does not violate Section 4.10 hereof;

(b)            in the case of any Guarantor other than the Parent Company, in connection with any sale, assignment, exchange, transfer, conveyance or other disposition of Capital Stock of that Guarantor by way of merger, consolidation, amalgamation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if such sale, assignment, exchange, transfer, conveyance or other disposition does not violate Section 4.10 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale, assignment, exchange, transfer, conveyance or other disposition;

(c)            in the case of any Guarantor other than the Parent Company, the release or discharge of the Guarantee by such Guarantor with respect to the Indebtedness that resulted in the creation of such Note Guarantee;

(d)            in the case of any Guarantor other than the Parent Company, if the Issuer designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(e)            upon the liquidation or dissolution of the Parent Company or other Guarantor in a transaction or series of transactions that does not violate the terms of this Indenture; or

(f)             upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, on, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10. If the requirements of this Section 10.05 are satisfied, then upon request by the Issuer and receipt of an Officer’s Certificate and Opinion of Counsel, the Trustee shall execute an instrument evidencing the release of such Guarantor.

Article 11
SATISFACTION AND DISCHARGE

Section 11.01      Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes, Section 11.02 hereof and as otherwise specified in this Article 11), when:

(a)            either:

(i)        all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and such Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)      all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing to the extent any such amounts consist of non-callable Government Securities, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, such Notes to, but excluding, the date of Stated Maturity or redemption (provided that if such redemption is made as provided in Section 3.07(b) hereof, (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date); provided, further, that the Trustee shall have no liability in the event that such Applicable Premium Deficit is not in fact paid after any satisfied and discharged; any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption), as applicable;

(b)            in respect of Section 11.01(a)(ii) hereof, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

(c)            the Issuer or any Guarantor has paid or caused to be paid all other sums then due and payable by the Issuer and the Guarantors under this Indenture; and

(d)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(ii) hereof, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02     Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, on, and interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12
MISCELLANEOUS

Section 12.01     [Reserved].

Section 12.02     Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mail, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any of the Issuer and the Guarantors:

BKV Corporation
1200 17th Street,
Suite 2100,
Denver, CO, 80202
Attention: Chief Legal Officer

If to the Trustee:

U.S. Bank Trust Company, National Association
13737 Noel Road
Suite 800
Dallas, TX 75240
Attention: Global Corporate Trust Services
Facsimile: (972) 581-1670

Any Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. No notice may be given to the Trustee by the Issuer or a Holder by means of electronic mail unless and until the Trustee has by notice to the Issuer designated such electronic mail address for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail (or sent electronically if DTC is the recipient), certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, except that all notices and communications to the Depositary as a Holder shall be given in the manner it prescribes, notwithstanding anything to the contrary indicated herein. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.03     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)            a statement that the person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)            a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.05     Section Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06     No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, member, general or limited partner, stockholder or other owner, past, present or future, of any Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07     Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.08     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09     Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.10     Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11     Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.12     Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.13     Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium, if any, on, or interest, if any, on, any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.14     Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 12.15     U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.16     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17     Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following page]

SIGNATURES

Dated as of September 26, 2025

ISSUER:

BKV UPSTREAM MIDSTREAM, LLC

By	/s/ Christopher P. Kalnin
	Name:	Christopher P. Kalnin
	Title:	Chief Executive Officer

GUARANTORS:

BKV CORPORATION

By	/s/ Christopher P. Kalnin
	Name:	Christopher P. Kalnin
	Title:	Chief Executive Officer

BKV Barnett, LLC
BKV Chelsea, LLC
BKV Midstream, LLC
BKV North Texas, LLC
BKV Operating, LLC
Kalnin Ventures LLC

By	/s/ Christopher P. Kalnin
	Name:	Christopher P. Kalnin
	Title:	Chief Executive Officer

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By	/s/ Alejandro Hoyos
	Name:	Alejandro Hoyos
	Title:	Vice President

[Signature page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Temporary Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP [05619C AA3] [U0R47A AA8]

7.500% Senior Notes due 2030

No.	$

BKV UPSTREAM MIDSTREAM, LLC

BKV Upstream Midstream, LLC, a Delaware limited liability company, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of $[_____] ([_____] U.S. Dollars) [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on October 15, 2030.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by a duly authorized officer.

BKV UPSTREAM MIDSTREAM, LLC

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated:

[BACK OF NOTE]

7.500% Senior Notes due 2030

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)            INTEREST. BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 7.500% per annum. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 15, 2026. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)            METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if the Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, and interest on, all Global Notes and all other Notes the Holders of which (a) will hold at least $5.0 million in principal amount of Notes and (b) will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)            PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder. The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar unless an Event of Default has occurred, in which case the Trustee shall act as Paying Agent.

(4)            INDENTURE. The Issuer issued the Notes under an Indenture dated as of September 26, 2025 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder.

(5)            OPTIONAL REDEMPTION.

(a)      At any time prior to October 15, 2027, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the applicable date of redemption), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings, provided that:

(A)      at least 60% of the aggregate principal amount of the Notes originally issued under the Indenture on the date of the Indenture (excluding any Additional Notes and Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B)       the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)     At any time prior to October 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the applicable date of redemption.

(c)      The Issuer may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) of the Indenture.

(d)       Except pursuant to clauses (a), (b) or (e) hereof or Section 4.15(f) of the Indenture, the Notes will not be redeemable at the Issuer’s option. Notwithstanding the foregoing, the Issuer and its Affiliates will not be prohibited from acquiring Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the Indenture.

(e)      On or after October 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on such Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the periods indicated below (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the applicable date of redemption), if redeemed during the 12-month period beginning on October 15 of the years indicated below:

On or after	Percentage
2027	103.750%
2028	101.875%
2029 and thereafter	100.000%

Any redemption referred to in the preceding paragraphs, or any offer to purchase, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including but not limited to the completion of any related Equity Offering or any other corporate transaction or event. In addition, the Issuer may provide in any notice of redemption or offer to purchase the Notes that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

(6)            MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under Sections 3.08, 3.09, 4.10 and 4.15 of the Indenture.

(7)            REPURCHASE AT THE OPTION OF HOLDER.

(a)       If there is a Change of Control Triggering Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to such date of purchase (the “Change of Control Payment”). No later than 30 days following any Change of Control Triggering Event, the Issuer will send a notice to each Holder and the Trustee setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)       If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within twenty (20) Business Days (or earlier, at the Issuer’s option) of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Notes and other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase, prepayment or redemption, and will be payable in cash. The Issuer may satisfy the foregoing obligation with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by the Indenture (an “Advance Offer”) with respect to all or part of the available Net Cash Proceeds (the “Advance Portion”). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Issuer will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in integral multiples of $1,000 will be purchased); provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)            NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, or send electronically if DTC is the recipient, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof or as specified in the last paragraph of Section 3.03 of the Indenture. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed.

(9)            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a Notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)           AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of each Holder of Notes affected thereby, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to, among other things, cure any ambiguity, defect, omission, mistake or inconsistency; or make any change that would provide any additional rights or benefits to the Holders of any Notes or that does not adversely affect the legal rights under the Indenture of any Holder of Notes, including to comply with the requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S.

(12)           DEFAULTS AND REMEDIES. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, or interest on the Notes (including in connection with an offer to purchase any Notes). The Issuer is required to deliver to the Trustee annually an Officer’s Certificate regarding compliance with the Indenture, and the Issuer is required, within ten (10) Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

(13)           TRUSTEE DEALINGS WITH ISSUER. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 of the Indenture.

(14)           NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, member, general or limited partner, stockholder or other owner, past, present or future, of any Capital Stock of the Issuer or any Guarantor or any Parent Entity, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

(15)           AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)          GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

BKV Corporation
1200 17th Street,
Suite 2100,
Denver, CO, 80202
Attention: Chief Legal Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint [____________________________]
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐   Section 4.10     ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$[__________]

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

BKV Corporation
1200 17th Street,
Suite 2100,
Denver, CO, 80202
Attention: Chief Legal Officer

U.S. Bank Trust Company, National Association
111 Fillmore Avenue
2nd Floor
St. Paul, Minnesota 55107
Attention: Global Corporate Trust Services

Re: 7.500% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of September 26, 2025 (the “Indenture”), among BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[____] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[____] in such Note[s] or interests (the “Transfer”), to [____] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.             ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.             ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)            ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)            ☐  such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

(c)             ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d)            ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.             ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)            ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)            ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)            ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)            ☐  a beneficial interest in the:

(i)            ☐  144A Global Note (CUSIP 05619C AA3), or

(ii)           ☐  Regulation S Global Note (CUSIP U0R47A AA8), or

(iii)          ☐  IAI Global Note (CUSIP [_______]); or

(b)            ☐  a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE OF (A), (B) OR (C)]

(a)            ☐  a beneficial interest in the:

(i)            ☐  144A Global Note (05619C AA3), or

(ii)           ☐  Regulation S Global Note (CUSIP U0R47A AA8), or

(iii)          ☐  IAI Global Note (CUSIP [_______]); or

(iv)          ☐  Unrestricted Global Note (CUSIP [_______]); or

(b)            ☐  a Restricted Definitive Note; or

(c)            ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

BKV Corporation
1200 17th Street,
Suite 2100,
Denver, CO, 80202
Attention: Chief Legal Officer

U.S. Bank Trust Company, National Association
111 Fillmore Avenue
2nd Floor
St. Paul, Minnesota 55107
Attention: Global Corporate Trust Services

Re: 7.500% Senior Notes due 2030 (CUSIP [05619C AA3] [U0R47A AA8])

Reference is hereby made to the Indenture, dated as of September 26, 2025 (the “Indenture”), among BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[____] (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[____] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             ☐  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)            ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)            ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)            ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)            ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)            ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)            ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

BKV Corporation
1200 17th Street,
Suite 2100,
Denver, CO, 80202
Attention: Chief Legal Officer

U.S. Bank Trust Company, National Association
111 Fillmore Avenue
2nd Floor
St. Paul, Minnesota 55107
Attention: Global Corporate Trust Services

Re: 7.500% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of September 26, 2025 (the “Indenture”), among BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $[____] aggregate principal amount of:

(a)            ☐  a beneficial interest in a Global Note, or

(b)            ☐  a Definitive Note,

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

D-1

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary of the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [__], 20[__], among [_________] (the “Guaranteeing Subsidiary”), a subsidiary of BKV Upstream Midstream, LLC, a Delaware limited liability company (the “Issuer”), the Issuer and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 26, 2025, providing for the issuance of 7.500% Senior Notes due 2030 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.            NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

4.            COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

E-1

5.            EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.            THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

[Signatures on following page]

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

BKV UPSTREAM MIDSTREAM, LLC

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

E-3